UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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BILL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 26, 2023
To Our Stockholders:
Seventeen years ago, we founded BILL with the mission to make it simple for SMBs to connect and do business. We created a category as we set out to help businesses automate their financial back offices. Early on, we knew it was important to partner with SMBs' most trusted advisors to develop the market. That is why we built an ecosystem that strategically integrates with accounting firms and the top banks in the country. Today we serve nearly half a million SMBs, and we have ambitions to serve millions more.
Fiscal 2023 was a defining year for BILL. We delivered $1 billion dollars in revenue, achieving 65% year-over-year revenue growth, despite macroeconomic challenges and banking industry turmoil. We also achieved profitability on a non-GAAP basis and positive free cash flow for the first time in our history. Strong demand for our platform combined with our disciplined investment approach and rigorous execution led to Non-GAAP Net Income of $194 million.
We are most proud of the significant number of SMBs we empower each and every day. As of June 30, 2023, more than 460,000 businesses used BILL as their central hub of financial operations. We expanded our network to 5.8 million members. By making it easy for buyers and suppliers to connect and transact payments, we enabled $266 billion in total B2B payment volume across our platform, representing approximately 1% of U.S. GDP and a significant milestone.
As we turn to this year’s annual meeting, we ask for your voting support for our Board members, 2023 executive compensation program, and other items described in this proxy to enable us to continue to deliver strong financial results and to advance our mission to help SMBs thrive.
We encourage your participation in our annual meeting, invite your input throughout the year, and thank you for your trust and ongoing support of BILL.
Sincerely,

René Lacerte Chief Executive Officer and Director

BILL HOLDINGS, INC.
6220 America Center Drive, Suite 100
San Jose, California 95002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	Thursday, December 7, 2023 at 9:00 a.m. Pacific Time.

Place:	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/BILL2023, where you will be able to listen to the meeting live, submit questions and vote online.

Agenda		Board’s Voting Recommendation

Proposal 1
Elect the four Class I directors named in the accompanying definitive proxy statement (the Proxy Statement), each to serve a three-year term expiring at the 2026 annual meeting of stockholders and until such director’s successor is elected and qualified.
✔ FOR each director nominee

Proposal 2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending June 30, 2024.	✔ FOR

Proposal 3	Approve, on a non-binding advisory basis, the compensation paid by us to our Named Executive Officers as disclosed in the Proxy Statement (commonly referred to as “Say-on-Pay”).	✔ FOR
We will also consider and act upon other business as may properly come before the 2023 Annual Meeting of Stockholders (the Annual Meeting) of BILL Holdings, Inc. (the Company or BILL) or any adjournment or postponement of the Annual Meeting.
Record Date:	Only stockholders of record at the close of business on October 12, 2023 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Voting:
Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at investor.bill.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., through its website at www-us.computershare.com or by phone at (800) 736-3001.

This notice of the Annual Meeting, the Proxy Statement and the form of proxy are being distributed and made available on or about October 26, 2023.
Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.
By Order of the Board of Directors,

Raj Aji
Chief Legal Officer, Chief Compliance Officer, and Secretary
San Jose, California
October 26, 2023

BILL HOLDINGS, INC.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the SEC), and is designed to assist you in voting your shares. In addition, our fiscal year ends on June 30. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended June 30 of that year. For example, references to “fiscal 2023” refer to the twelve months ended June 30, 2023. Any reference to a year not preceded by “fiscal year” refers to a calendar year.

i

ii

BILL HOLDINGS, INC.
6220 America Center Drive, Suite 100
San Jose, California 95002
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

OUR BOARD OF DIRECTORS
WHO WE ARE
Our Board of Directors (our Board) currently consists of 12 directors, all of whom, other than Mr. Lacerte, qualify as “independent” under the listing standards of The New York Stock Exchange (the NYSE Listing Standards). Our Board is divided into three classes with each class serving for three years and the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting for a three-year term ending upon the 2026 Annual Meeting of Stockholders. The terms of office of directors in Class II and Class III will expire at the annual meetings of stockholders to be held in 2024 and 2025, respectively.
Director Nominees
The following four directors have been nominated for election at the Annual Meeting:
René Lacerte Founder and CEO, BILL Age: 56 Director since: April 2006 Term Expires: 2023
Experience

 • Founder and Chief Executive Officer, BILL (April 2006 – Present)
 • Founder, PayCycle, Inc., an online payroll solutions company that was later acquired by Intuit, Inc. (1999 – 2006)
 • Group Product Manager, Intuit, Inc. (Nasdaq: INTU), (1994 – 1999)

Education • B.A., Economics, Stanford University • M.S., Industrial Engineering, Stanford University

Skills and Qualifications

Senior Operating Leadership Experience, Payments / Financial Services / FinTech Expertise, and SaaS / Technology / Innovation Experience gained over his extensive career in the finance, software, and payments industries, during which he launched Intuit’s first connected payroll product and helped build its bill payment and credit card businesses, then founded and led PayCycle, the first and then-largest online payroll solution, which was later acquired by Intuit, and finally founded our Company, which he has led since 2006.

Peter Kight Senior Advisor, Commerce Ventures Age: 67 Independent Director since: May 2019 Term Expires: 2023 Committees: • Nominating and Corporate Governance • Cybersecurity
Experience

 • Senior Advisor, Commerce Ventures, LLC, a venture capital firm (December 2012 – Present)
 • Senior Advisor (April 2013 – April 2015), Managing Partner (2010 – April 2013), Comvest Partners, a private equity firm
 • Founder, Chairman and Chief Executive Officer, CheckFree (formerly: CKFR), a provider of financial services technology that was acquired by Fiserv, Inc. (1981 – 2007)

Current Board Service

 • Chairman, Repay Holdings Corp. (Nasdaq: RPAY), a financial technology and payment processing solution provider (July 2019 – Present)
 • Director, indie Semiconductor, Inc. (Nasdaq: INDI) (June 2021 – Present)

Former Board Service

 • Director, Blackbaud, Inc. (Nasdaq: BLKB), a software company (December 2014 – February 2020)
 • Director, Huntington Bancshares, Inc. (Nasdaq: HBAN), a bank holding company (June 2012 – April 2020)
 • Chairman, Thunder Bridge Acquisition, Ltd. (formerly: TBRG), a special acquisition company (September 2017 – July 2019)

Skills and Qualifications

Senior Operating Leadership Experience, Payments / Financial Services / FinTech Expertise, and Strategy / M&A Expertise developed and gained over his career, including more than 25 years leading CheckFree, a company he founded, which provided financial electronic commerce solutions that enabled thousands of financial services providers and billers to process transactions and offer their customers the convenience of receiving and paying their bills online.

Tina
Reich

Former SVP and Chief Credit Officer, American Express

Age: 47

Independent Director since: June 2022

Term Expires: 2023

Committees:

 • Audit

 • Cybersecurity

 • Compliance and Payment Operations Risks, Chair (Subcommittee)

Experience

 • Advisor, Aspire FT Pte Ltd, a Singapore-based financial services platform (May 2023 – Present)
 • Advisor (August 2022 – Present), Head of Credit and Risk (May 2022 – August 2022), Theorem Partners, LLC, a financial technology and investment firm utilizing machine learning and data science
 • Advisor, Clara, a Latin American financial services company (March 2022 – Present)
 • Senior Vice President and Chief Credit Officer of both the Global Business Financing, Payments and Digital Experiences group, and managed risk for the Global Merchant and Network Services Group, American Express Company (NYSE: AXP), a payment and card services company (March 2019 – December 2021)
 • Chief Risk Officer and Chief Data Scientist platform, Credibly, a fintech lending company (September 2014 – February 2019)

Education • B.S., Economics, Massachusetts Institute of Technology

Current Board Service • Director, Santander Holdings USA and Santander Bank, NA (July 2023 – Present)

Former Board Service • Member, Experian Financial Services Advisory Council (2016 – December 2021) • Member, Experian Citicorp Payment Services (2013-2014)

Skills and Qualifications

Senior Operating Leadership Experience, Payments / Financial Services / FinTech Experience, and Enterprise Risk Management - Cybersecurity, Payments and Regulatory Expertise developed over her career in roles such as Chief Credit Officer of the Global Business Financing, Payments and Digital Experiences group at American Express, where she led the risk team that launched or scaled new products, including working capital, invoice financing, cross-border payments and B2B supplier payment products as well as charge card and corporate card underwriting, and as Chief Risk Officer at Credibly, where she developed data science services that included early warning triggers, automated collections service and a data reconciliation algorithm.

Scott Wagner Interim CEO, GoodRx Holdings Age: 53 Independent Director since: September 2021 Term Expires: 2023 Committees: • Compensation, Chair
Experience

 • Interim CEO, GoodRx Holdings, Inc. (Nasdaq: GDRX), a telemedicine platform (April 2023 – Present)
 • Chief Executive Officer, Bilander Acquisition Corp. (formerly: TWCB), a special purpose acquisition company (May 2021 – August 2023)
 • Chief Executive Officer (December 2017 – September 2019), President, Chief Financial Officer and Chief Operating Officer (May 2013 – December 2017), Interim Chief Executive Officer (July 2012 – January 2013), GoDaddy, Inc. (NYSE: GDDY), a leading internet domain registrar and web hosting company
 • Partner, KKR & Co. Inc. (NYSE: KKR), a global investment company (June 2000 – May 2012)

Education • B.A., Economics, Yale University • M.B.A., Harvard Business School

Current Board Service

 • Director, DoubleVerify Holdings, Inc. (NYSE: DV), an advertising data verification company (October 2021 – Present)
 • Currently serves on the boards of directors of two privately held companies

Former Board Service

 • Director, Bilander Acquisition Corp. (formerly: TWCB) (May 2021 – August 2023)
 • Director, TWC Tech Holdings II Corp. (Nasdaq: TWCT), a special purpose acquisition company (September 2020 – August 2021)
 • Director, GoDaddy (NYSE: GDDY) (December 2017 –
September 2019)

Skills and Qualifications

Senior Operating Leadership Experience, Finance / Accounting Expertise and SaaS / Technology / Innovation Experience gained over his career that included growing GoDaddy from the leading domain name registrar in the United States into a global SaaS company and more than a decade at KKR, where he advised and held interim executive roles at companies in the technology, payments, digital media, and services sectors.

Continuing Directors
In addition, the following eight directors will continue to serve until our 2024 or 2025 annual meetings of stockholders, as applicable:
Aida Alvarez Former Administrator, U.S. Small Business Administration Age: 74 Independent Director since: May 2022 Term Expires: 2024 Committees: • Nominating and Corporate Governance
Experience

 • Served in the Clinton Administration (1992 – 2001), including as Administrator of the U.S. Small Business Administration (1996 – 2001), where she was the first Latina to serve in a U.S. President’s Cabinet, and as Director of the Office of Federal Housing Enterprise Oversight
 • Founding Chair Emerita, Latino Community Foundation
 • Previously, served in senior roles at Bear Stearns and First Boston

Education • A.B., English, Harvard University

Current Board Service

 • Director, Fastly, Inc. (NYSE: FSLY), a cloud computing company (August 2019 – Present)
 • Director, HP Inc. (NYSE: HPQ), a multinational technology company (June 2016 – Present)
 • Director, Stride, Inc. (NYSE: LRN), a for-profit education company (April 2017 – Present)

Former Board Service

 • Director, Oportun Financial Corp. (Nasdaq: OPRT), an online lending company (August 2011 – November 2022)
 • Director, Walmart, Inc. (NYSE: WMT), a multinational retail corporation (June 2006 – June 2016)
 • Director, MUFG Union Bank, a full-service bank (October 2004 – June 2014)
 • Director, Pacificare, Inc. (now UnitedHealth Group, Inc.) (NYSE: UNH), a multinational managed healthcare and insurance company (November 2003 – July 2005)

Skills and Qualifications

Payments / Financial Services / FinTech Expertise, Enterprise Risk Management - Cybersecurity, Payments and Regulatory Expertise and Governance Experience developed through her extensive board experience and career serving in financial service institutions in both the public and private sectors, including at the U.S. Small Business Administration.

Steven Cakebread Former CFO, Yext Age: 72 Independent Director since: May 2019 Term Expires: 2025 Committees: • Audit, Chair
Experience

 • Chief Financial Officer, Yext Inc. (NYSE: YEXT), a software company (October 2014 – March 2022)
 • Chief Financial Officer and Chief Accounting Officer, D-Wave Systems, Inc., a quantum computing company (March 2013 – September 2014)
 • Chief Financial Officer company, Salesforce.com, Inc. (NYSE: CRM), a cloud-based software company (May 2002 – March 2008)

Education • B.S., Accounting, University of California, Berkeley • M.B.A., Indiana University

Former Board Service • Director, ServiceSource International, Inc. (Nasdaq: SREV), a service support provider (February 2010 – October 2017)

Skills and Qualifications

Senior Operating Leadership Experience, Finance / Accounting Expertise, and Strategy / M&A Expertise gained and developed during his extensive career serving as a Chief Financial Officer at multiple technology companies, where he had ultimate responsibility for all of their financial and accounting matters and was instrumental in helping to form their business strategies.

Steve Fisher EVP and General Manager, Next Gen CRM & Unified Data Services, Salesforce.com Age: 59 Independent Director since: February 2021 Term Expires: 2024 Committees: • Cybersecurity, Chair
Experience

 • Executive Vice President and General Manager of Next Gen CRM and Unified Data, Salesforce.com, Inc. (NYSE: CRM), a cloud-based software company (July 2021 – Present)
 • Senior Vice President and Chief Technology Officer, eBay, Inc. (Nasdaq: EBAY), an online marketplace (September 2014 – May 2019)
 • Executive Vice President, Technology, Salesforce.com (NYSE: CRM) (December 2008 – September 2014)

Education • B.S., Mathematical and Computational Science, Stanford University • M.S., Computer Science, Stanford University

Current Board Service • Director, Copart Inc., a provider of online vehicle auction and automotive remarketing services (since July 2019)

Former Board Service

 • Director, FD Technologies Public Limited Company (LON: FDP), a provider of products and consulting services (September 2020 – January 2022)
 • Director, Vonage Holdings Corp. (formerly: VG), a cloud communications company (January 2013 – October 2021)
 • Director, Safeguard Scientifics, Inc. (Nasdaq: SFE), a venture capital and consulting firm (May 2015 – June 2018)

Skills and Qualifications

Senior Operating Leadership Experience, Enterprise Risk Management - Cybersecurity, Payments and Regulatory Expertise, and Governance Experience developed over more than 25 years in leadership positions in the technology industry including in his current role at Salesforce, as well as his prior role, in which he was responsible for creating, scaling, managing and securing the company's industry-defining platforms, and his time serving as Senior Vice President and Chief Technology Officer at eBay, where he drove the company’s strategy and was responsible for overseeing the product experience, technology platform, and payments initiative.

David Hornik General Partner, August Capital General Partner, Lobby Capital Age: 55 Independent Director since: May 2016 Term Expires: 2025 Committees: • Nominating and Corporate Governance
Experience

 • General Partner, August Capital, a venture capital firm focused on information technology (June 2000 – Present)
 • Founder and General Partner, Lobby Capital, a venture capital firm (January 2021 – Present)

Education • A.B., Political Science and A.B., Computer Music, Stanford University • M. Phil, Criminology, Cambridge University • J.D., Harvard Law School

Current Board Service • Director, Fastly, Inc. (NYSE: FSLY), a cloud computing company (February 2012 – Present) • Currently serves on the boards of directors of several privately held companies

Former Board Service

 • Director, Splunk, Inc. (Nasdaq: SPLK), a provider of machine data analytics software (August 2004 – September 2017)
 • Director, GitLab Inc. (Nasdaq: GTLB), a software development platform (March 2019 – March 2022)

Skills and Qualifications

SaaS / Technology / Innovation Experience, Strategy / M&A Expertise and Governance Experience gained over his more than 25 year career in the venture capital industry investing in a broad range of software companies, including enterprise application, infrastructure and SaaS businesses such as Splunk, financial technology companies such as WePay, and consumer services businesses such as Evite and Ebates.

Brian
Jacobs

Founder and General Partner,
Emergence Capital Partners

Founder and Managing Partner, Moai Capital

Age: 62

Independent Director since: August 2007

Term Expires: 2025

Committees:

 • Compensation

Experience

 • Founder and General Partner, Emergence Capital Partners, a venture capital firm focused on early-stage enterprise software companies (January 2003 – Present)
 • Founder and Managing Partner, Moai Capital, a seed capital firm (May 2019 – Present)
 • Faculty member teaching venture capital finance, Stanford Graduate School of Business (2018 – Present)

Education • B.S. and M.S., Mechanical Engineering, Massachusetts Institute of Technology • M.B.A., Stanford Graduate School of Business

Current Board Service • Currently serves on the boards of directors of several privately held companies

Skills and Qualifications

Payments / Financial Services / FinTech Expertise, SaaS / Technology / Innovation Experience, and Strategy / M&A Expertise gained during his extensive career in the venture capital industry focused on helping develop and grow SaaS and B2B cloud service companies, including Intacct, Impartner, Drivewyze, Eversight, and InsideView.

Allie Kline Founding Principal, LEO DIX Age: 52 Independent Director since: September 2020 Term Expires: 2025 Committees: • Audit • Nominating and Corporate Governance, Chair
Experience

 • Founding Principal, LEO DIX, a boutique management consulting firm (January 2020 – Present)
 • Chief Marketing and Communications Officer, Verizon Media (AOL, Yahoo, Huffington Post, TechCrunch, MAKERS), a subsidiary of Verizon Communications Inc. (NYSE: VZ), a multinational telecommunications agency (June 2015 - September 2018)
 • Chief Executive Officer, MAKERS, an AOL/Verizon Media women’s media brand (October 2016 - September 2018)
 • Chief Marketing Officer, AOL, Inc. (formerly NYSE: AOL), an online services and digital media company (January 2013 - June 2015)
 • Chief Marketing Officer, 33Across, a data and analytics company (May 2011 - December 2012)

Education • B.S., Communications, Ithaca College

Current Board Service

 • Director, Huntington Bancshares, Inc. (Nasdaq: HBAN), a bank holding company (April 2019 – Present)
 • Currently serves on the boards of directors of several privately held companies

Former Board Service

 • Director, Pier 1 Imports, Inc. (formerly: PIRRQ), a home furnishings retailer (September 2018 – September 2020)
 • Director, Waddell & Reed Financial, Inc. (NYSE: WDR), an asset management and financial planning company (February 2020 – May 2021)

Skills and Qualifications

Enterprise Risk Management - Cybersecurity, Payments and Regulatory Expertise, Sales / Marketing Expertise, and Governance Experience gained and developed serving as Chief Marketing Officer at several leading technology and media companies, including Verizon Media, where she oversaw 20+ distinctive digital brands reaching one billion consumers, and at AOL, where her responsibilities included global consumer and B2B marketing, external and internal communications, brand strategy and creative, and corporate citizenship and cause marketing.

Allison
Mnookin

Former FinTech Executive; Senior Lecturer at Harvard Business School

Age: 53

Independent Director since: July 2019

Term Expires: 2024 Committees:

 • Compensation

 • Compliance and Payment Operations Risks (Subcommittee)

Experience

 • Senior Lecturer of Business Administration, Harvard Business School (July 2017 – Present)
 • Chief Executive Officer, QuickBase, Inc., an online application software company (April 2016 – November 2016)
 • Vice President and General Manager, QuickBase (July 2010 - March 2016), and various Vice President roles (2007-2010) including General Manager, QuickBooks (2002- 2007), Intuit, Inc. (Nasdaq: INTU), a software company

Education • A.B., Women’s Studies, Harvard University • M.B.A., Harvard Business School

Current Board Service

 • Director, LPL Financial Holdings, Inc. (Nasdaq: LPLA), a technology, brokerage and investment advisory services company (June 2018 – Present)
 • Member, Advisory Board of the Mass. Fintech Hub (March 2022 – Present)

Former Board Service

 • Director, QuickBase, Inc., an online application software company (March 2016 – April 2019)
 • Director, Fleetmatics Group PLC, a SaaS fleet management provider (March 2014 – November 2016)

Skills and Qualifications

Senior Operating Leadership Experience, Payments / Financial Services / FinTech Expertise, and SaaS / Technology / Innovation Experience developed over her two decades as a technology executive for successful cloud and business software companies, including as CEO of QuickBase, where she was responsible for setting the company’s business strategy and overseeing a client base of more than 500,000 business subscribers, including more than 50% of the Fortune 100. She also served as a Vice President and General Manager at Intuit where she led a $500 million small business product portfolio including QuickBooks, and was instrumental in the creation and growth of many new products including Quicken Loans.

Alison Wagonfeld Chief Marketing Officer, Google Cloud and Vice President, Marketing, Alphabet Age: 53 Independent Director since: October 2022 Term Expires: 2024 Committees: • Compensation
Experience

 • Chief Marketing Officer for Google Cloud and Vice President, Marketing, Alphabet, Inc. (Nasdaq: GOOG), a multinational technology company (May 2016 – Present)
 • Operating Partner, Emergence Capital Partners, a venture capital firm focused on early and growth-stage enterprise cloud companies (March 2013 – April 2016)
 • Executive Director, Harvard Business School California Research Center (October 2001 – March 2013)
 • Co-founder, Quicken Loans and Director of Marketing), Intuit, Inc., (Nasdaq: INTU), a software company (1996 – 1999
 • Worked in the investment banking division, Morgan Stanley & Co. LLC (NYSE: MS)

Education • B.A., Yale University • M.B.A., Harvard Business School

Current Board Service

 • Founding Member, Adweek Diversity, Equity & Inclusion Council (January 2020 – Present)
 • Member, Advisory Board for the Yale University Jackson School for Global Affairs (March 2022 – Present)

Skills and Qualifications

Senior Operating Leadership Experience, SaaS / Technology / Innovation Experience, Sales / Marketing Expertise gained over her over 25 year career in operational roles with hands-on experience with digital transformation, including in her current role serving as Chief Marketing Officer for both Google Cloud Platform and Google Workspace, where she has contributed to the rapid growth of Google Cloud, as well as her prior role as an operating partner at Emergence Capital, where she worked with over 30 SaaS companies, helping develop and refine their strategy and go-to-market plans and serving as a key advisor to portfolio company CEOs and senior executives.

OUR SKILLS, EXPERIENCE AND ATTRIBUTES
Board Composition Highlights
The charts below set forth, as of October 26, 2023, information relating to the gender, tenure, ethnicity and ages of our Board. While the Board does not have a formal policy on diversity, we are committed to comprising our Board of individuals with diverse skills, experience and backgrounds, including diversity with respect to age, gender, national origin and race, which we believe facilitates the optimal functioning of the Board.
Among the twelve members of our Board, five self-identify as women and two self-identify as individuals from an underrepresented community (meaning, an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender).

Gender

Male
Female
5
7

Tenure

0-3 years
4-10 years
10+ years
2
4
6

Race / Ethnicity

White
from Underrepresented Community
2
10

Age

<50
50-55
56-60
>60
1
4
5
2

Director Skills and Experience
Our Board brings broad and deep experience to Company matters, and each individual director contributes a range of complementary skills that enhance the Board’s ability to exercise its oversight responsibilities on behalf of our stockholders. To better understand our Board’s composition and strengths, the following table represents certain of the skills and areas of expertise that we believe are most critical to the strategy and future success of our Company, and assigns the “top three” such skills for each member of our Board:

The above table does not purport to include all of the skills, experiences or qualifications that each director offers, and the fact that a particular skill is not listed for a director does not mean that the director does not possess it. Additionally, all of our directors possess integrity, sound judgment and a track record of professional success.
Independence of Directors
The listing rules of the NYSE generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board conducts an annual review of the independence of our directors. In its most recent review, our Board determined that each of Aida Alvarez, Steven Cakebread, Steve Fisher, David Hornik, Brian Jacobs, Peter Kight, Allie Kline, Allison Mnookin, Tina Reich, Scott Wagner, and Alison Wagonfeld, representing 11 of our 12 directors, are “independent directors” as defined under the applicable listing standards of the NYSE and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent and satisfy the relevant SEC and NYSE independence requirements for such committees.
There are no family relationships between any of our directors or executive officers and any of our other directors or executive officers.
HOW WE ARE SELECTED AND ELECTED
Nomination to the Board of Directors
Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our amended and restated certificate of incorporation (our Charter) and second amended and restated bylaws (our Bylaws), our Corporate Governance Guidelines and the criteria approved by our Board regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Stockholders wishing to recommend candidates for consideration by our Nominating and Corporate Governance Committee should submit their recommendations to the attention of the Corporate Secretary at the address of our principal executive offices. Information regarding the process for submitting stockholder nominations for candidates for membership on our Board is set forth below under “Stockholder Proposals to Be Presented at the Next Annual Meeting.”
Director Qualifications
With the goal of cultivating a diverse, experienced and highly-qualified board of directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.
Because the identification, evaluation and selection of qualified directors is a complex and nuanced process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Charter, Bylaws, Corporate Governance Guidelines and charters of the committees of our Board. In addition, neither our Board nor our Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate Governance Committee takes into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial, risk management and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to the responsibilities of our Board in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board’s overall effectiveness. The brief biographical description of each director set forth in “Our Board of Directors—Who We Are—Director Nominees and —Continuing Directors” above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

HOW WE GOVERN AND ARE GOVERNED
Governance Highlights
Corporate governance at BILL is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making and engender public trust.
INDEPENDENCE	BOARD PRACTICES

• All non-employee directors are independent
• We separate our Chair and Lead Independent
Director position
• Independent directors meet regularly in executive session
• All Board committee and subcommittee
members are independent
• The Board maintains related-party transaction standards for any direct or indirect involvement of a director in Company business activities

• Our Board is diverse, with five of 12 directors (42% of the Board) being women and/or from an underrepresented minority group
• Our Board and all Board committees conduct a
thorough annual self-evaluation process
• Regular review of Board and management
succession planning
• Regular review of progress around diversity,
equity and inclusion (DEI) initiatives
• In fiscal 2023, the Board updated committee charters to address environmental, social and governance (ESG) and DEI topics

ACCOUNTABILITY / RISK MITIGATION	ETHICS AND RISK PRACTICES

• Annual stockholder advisory vote to approve Named Executive Officer compensation
• Proactive, robust and multifaceted stockholder engagement program, with meetings around financial, strategic, ESG and other matters
• Clawback Policy, updated per new SEC rules
• Stock Ownership Guidelines for our executives
and directors
• Prohibition on hedging and restrictions on pledging transactions by executive officers and directors
• The Board and Board committees focus on risk oversight practices, including overseeing financial, cybersecurity, data privacy, legal,
and regulatory risk, as well as ESG and other
critical evolving areas

• In fiscal 2023, established a new Cybersecurity Committee of the Board and a new Compliance and Payments Operations Risk Subcommittee
under the Audit Committee
• Code of Business Conduct and Ethics applies
to all employees and directors
• Whistleblower hotline available to all
employees as well as third parties
• Audit Committee is responsible for reviewing any complaints regarding accounting, internal accounting controls, auditing or federal securities matters

Governance Evolution
We completed our initial public offering in December 2019, and our corporate governance profile, which contains certain protections against opportunistic acquirers, is generally consistent with that of many other newly-public technology companies. That said, we are mindful of stockholder perspectives on these issues.
In Fall 2021, Fall 2022, and Fall 2023, ahead of each of our annual meetings, members of our Board and management team undertook extensive outreach efforts to gather stockholder feedback, identify possible areas of focus and inform the Board’s future decisions (see “Compensation Discussion and Analysis—Executive Summary—Stockholder Engagement”). A consistent theme across this engagement has been that while many of our stockholders accept our current corporate governance profile and recognize that there are some circumstances in which certain governance features may be beneficial, they also expect our governance profile to evolve over time.
With that in mind, following the 2023 Annual Meeting, our Nominating and Corporate Governance Committee intends to conduct a comprehensive review of our governing documents and develop a long-term plan to evolve our governance structure. Consistent with stockholder feedback, we intend to sunset certain of our protective provisions and give stockholders greater ability to influence our governance directly. We expect to seek to phase in these changes over the coming years.

Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of our Company. Our Nominating and Corporate Governance Committee periodically reviews the Corporate Governance Guidelines, and recommends changes to our Board as warranted. Our Corporate Governance Guidelines mandate, and our Nominating and Corporate Governance Committee annually conducts, a thorough Board and Board committee self-assessment process.
Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at investor.bill.com, by clicking “Governance Documents” in the “Governance” section of our website.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board shall be free to choose its chairperson in any way that it considers in the best interests of our Company, and that the Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board and makes such recommendations to our Board with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person and a lead independent director has been designated, the chairperson schedules and sets the agenda for meetings of our Board in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include:
•	Calling meetings of the independent directors;
•	Presiding at executive sessions of independent directors;
•	Serving as a liaison between the chairperson and the independent directors;
•	Consulting with management regarding agendas for Board meetings;
•	Disseminating information to our Board;
•	Being available under appropriate circumstances for communication with stockholders; and
•	Performing such other functions and responsibilities as requested by our Board from time to time.
In accordance with our Corporate Governance Guidelines, we have a lead independent director of the Board separate from our chairperson. Mr. Lacerte is our Chairman and Chief Executive Officer and Mr. Kight is the lead independent director of the Board. The Board believes that this leadership structure reflects the role and responsibilities of the chief executive officer in our business and operations as well as the significant involvement and authority vested in a separate lead independent director of the Board. The Board retains the authority to modify this structure as it deems appropriate.
Our Board of Directors’ Role in Risk Oversight
While the full Board has overall responsibility for risk oversight, the committees of our Board oversee and review specific risk areas. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes, which are designed to provide visibility to our Board and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, interest rate, foreign exchange and tax), legal, regulatory, compensation, cybersecurity, privacy, payments, compliance and reputational risks. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.
In 2023, our Board undertook an internal review and determined to reorganize its allocation of risk management responsibilities, deciding to disband its incumbent Risk and Compliance Committee and to establish: (i) a new Board committee focused on cybersecurity matters, which the Board determined to be sufficiently distinct and critical to warrant separate treatment; and (ii) a new subcommittee of the Audit Committee focused on the specific compliance and payments operations risks inherent to our business due to the large volume of payments we process, which exceeded $250 billion in fiscal 2023.
Each committee of our Board meets with key management personnel and representatives of outside advisors, as appropriate, to oversee risks associated with their respective principal areas of focus. Our Audit Committee reviews our major financial and other risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation Committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices, the independence of our Board and reviews and discusses the narrative disclosure regarding our Board’s leadership structure and role in risk oversight. Our Cybersecurity Committee, with quarterly briefings from management, oversees cybersecurity and data protection activities to ensure that we are actively and appropriately protecting our data as well as that of our employees, customers and suppliers and that we are meeting data protection compliance requirements. Finally, our Compliance and Payments Operations Risk Subcommittee assists our Audit Committee and Board in its oversight and monitoring of the Company’s management of systems and operational risk related to customer payments and related money-movement business operations and regulatory compliance.
We believe this Board leadership structure and division of responsibilities enables us and our Board to effectively address the risks we face as our business continues to grow in scale and complexity.
Committees of Our Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Cybersecurity Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board. Copies of the charters for each Board-level committee are available on the “Investor Relations” section of our website, which is located at investor.bill.com, by clicking on “Governance Documents” in the “Governance” section of our website.
Audit Committee
Our Audit Committee is composed of Mr. Cakebread, who is the chair of the committee, Ms. Kline, and Ms. Reich. Each member of our Audit Committee is independent under the current NYSE Listing Standards and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by the current NYSE Listing Standards. In addition, our Board has determined that Mr. Cakebread is an “audit committee financial expert” as defined in SEC rules and regulations. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board. Our Audit Committee is responsible for, among other things:
•	Selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	Ensuring the independence of the independent registered public accounting firm;
•	Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	Establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	Considering the adequacy of our internal controls and internal audit function;
•	Reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and
•	Approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

In addition, as discussed above, in 2023 we established a subcommittee of our Audit Committee focused on compliance and payments operations risks, consisting of Ms. Reich, who is the chair of the subcommittee, and Ms. Mnookin, two of our independent directors. This subcommittee is responsible for, among other things:
•	Overseeing our risk program related to customer payments and related money-movement business operations;
•	Reviewing our compliance with money transmission and related laws and regulations and banking system, bank partner and payment network rules and requirements; and
•	Discussing with management reports and inquiries from regulatory or governmental agencies and any material incidents, reports, programs and initiatives.
Compensation Committee
Our Compensation Committee is composed of Mr. Wagner, who is the chair of the committee, Mr. Jacobs, Ms. Mnookin, and Ms. Wagonfeld. Each member of our Compensation Committee is independent under the current NYSE Listing Standards. Each member of this committee is a non-employee director, as defined in SEC rules and regulations. Our Compensation Committee is responsible for, among other things:
•	Reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
•	Reviewing and recommending to our Board the compensation of our directors;
•	Reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;
•	Reviewing our diversity and inclusion-related practices, programs and initiatives;
•	Reviewing with management our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such risks; and
•	Establishing our overall compensation philosophy.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Ms. Kline, who is the chair of the committee, Ms. Alvarez, Mr. Hornik, and Mr. Kight. Each member of our Nominating and Corporate Governance Committee is independent under the current NYSE Listing Standards. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	Identifying and recommending candidates for membership on our Board;
•	Recommending directors to serve on Board committees;
•	Reviewing and recommending to our Board any changes to our corporate governance principles;
•	Reviewing proposed waivers of the code of conduct for directors and executive officers;
•	Overseeing the process of evaluating the performance of our Board;
•	Overseeing our ESG goals and objectives, strategy, practices and disclosures, in consultation with other committees of the Board; and
•	Advising our Board on corporate governance matters.
Cybersecurity Committee
Our Cybersecurity Committee is composed of Mr. Fisher, who is the chair of the committee, Mr. Kight, and Ms. Reich, each of whom is an independent director under applicable rules. Our Cybersecurity Committee is responsible for, among other things:
•	Understanding our key risks and the measures implemented by the Company to mitigate and prevent cyber attacks and respond to data breaches;

•	Assessing our cybersecurity architecture, technology, controls, and policies, as well as overall security culture and employee adherence to best practices;
•
Overseeing our cybersecurity strategy and technology planning processes in light of the threat landscape facing us and our products, services and operations, including regularly reviewing the results of cybersecurity threat exercises;

•
Receiving quarterly updates from members of our Executive Security Risk Management Committee, which is comprised of senior members (VP-level or above) of our engineering, legal and compliance, people, operations, risk management, marketing, finance and product departments;

•	Overseeing our compliance with applicable information security and data protection laws and industry standards; and
•	Reviewing our privacy and data governance programs.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during fiscal 2023 were Mr. Wagner, Mr. Jacobs, Ms. Mnookin, and Ms. Wagonfeld. None of the members of our Compensation Committee in fiscal 2023 was at any time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal 2023, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee.
Board and Committee Meetings and Attendance
Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal 2023, our Board met six times and also acted by unanimous written consent. During fiscal 2023, each member of our Board attended at least 75% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served. The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. During fiscal 2023, our Audit Committee met eight times, our Compensation Committee met seven times, our Nominating and Corporate Governance Committee met four times, and our Cybersecurity Committee met one time. In addition, prior to our reorganization of Board committees, our incumbent Risk and Compliance Committee met three times. Finally, our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. All but three members of our Board attended our 2022 annual meeting of stockholders in their capacity as directors of our Company.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all the members of our Board, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at investor.bill.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under applicable SEC and NYSE disclosure requirements regarding amendments to, or waivers of, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.
HOW WE COMMUNICATE WITH AND LISTEN TO YOU
We believe that effective corporate governance includes year-round engagement with our stockholders and other stakeholders. We meet regularly with our stockholders to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. We engage with many of our large stockholders multiple times a year, both on an ad hoc basis and regularly in conjunction with our quarterly earnings announcements. Our Investor Relations team also has hundreds of touchpoints with smaller stockholders each year. We find it beneficial to have ongoing dialogue with our stockholders throughout the year on a full range of topics (instead of engaging with stockholders only prior to our annual meeting on issues to be voted on in the proxy statement).

Our direct engagement with stockholders helps us better understand our stockholders’ priorities, perspectives, and issues of concern, allows us to elaborate on our many initiatives and practices, and informs the Board’s deliberations. We take insights from this feedback into consideration and regularly share them with our Board as we review and evolve our practices and disclosures.
Our Board has created a number of other ways for stockholders and other stakeholders to provide input including:
•	Attending the Annual Meeting and submitting questions to be addressed during the meeting;
•	Attending quarterly earnings calls, investor conferences and other similar opportunities;
•	Calling our company number, 1-650-621-7700;
•	Sending an email to an individual director, a committee, or the full Board at corpsec@ir.bill.com;
•	Mailing a letter to us at 6220 America Center Drive, Suite 100, San Jose, California 95002, Attn: Corporate Secretary; or
•	Requesting a stockholder engagement meeting via one of the means outlined here.
All communications are reviewed by the Corporate Secretary and provided to the Board or any individual director or committee of the Board, as appropriate.
HOW WE ARE PAID
Fiscal 2023 Director Compensation
Annually, the Compensation Committee evaluates the Company’s non-employee director compensation design, competitiveness, and effectiveness, to help ensure the program continues to facilitate the attraction and retention of highly qualified Board members. During fiscal 2023, the Compensation Committee engaged Compensia, Inc. (Compensia) as our independent compensation consultant to review the competitiveness of our non-employee director compensation program relative to industry peers and other comparably-sized companies and provide recommendations as deemed appropriate. The industry peer groups used in these periodic market studies are the same ones used to assess pay competitiveness for our named executive officers. For fiscal 2023, based on this analysis of our program as compared to our industry peers, Compensia did not recommend any changes to our existing non-employee director compensation program, but did recommend the compensation for our new Compliance and Payment Operations Risks Subcommittee and our new Cybersecurity Committee. Taking Compensia’s analysis into consideration, our Compensation Committee and Board reviewed our non-employee director compensation policy in February 2023 and determined to make no changes for fiscal 2023; however, the Compensation Committee recommended, and the Board approved, the compensation for our new Compliance and Payment Operations Risks Subcommittee and our new Cybersecurity Committee described below.
The following table provides information regarding all fiscal 2023 compensation awarded to, earned by or paid to each person who served as a director for some portion or all of fiscal 2023, other than Mr. Lacerte, our Chief Executive Officer. Mr. Lacerte is not included in the table below, as he is also our employee and receives no additional compensation for his service as a director. The compensation received by Mr. Lacerte as an employee is shown in “Executive Compensation—Fiscal 2023 Summary Compensation Table” below.
Name	Fees Earned or Paid In Cash	Stock Awards ($)(1)(2)	Total ($)
Aida Alvarez	$42,282	$200,006	$242,287
Steven Cakebread	$65,625	$200,006	$265,631
Steve Fisher	$59,375	$200,006	$259,381
David Hornik	$47,636	$200,006	$247,641
Brian Jacobs	$53,770	$200,006	$253,776
Peter Kight	$70,946	$200,006	$270,952
Allie Kline	$60,602	$200,006	$260,608
Allison Mnookin	$61,370	$200,006	$261,375
Rory O'Driscoll(5)	$27,718	$200,006	$227,724
Tina Reich	$53,091	$99,945(3)	$153,036(6)

Name	Fees Earned or Paid In Cash	Stock Awards ($)(1)(2)	Total ($)
Scott Wagner	$54,994	$200,006	$255,000
Alison Wagonfeld	$27,276	$400,032(4)	$427,308
(1)
The amounts reported in these columns represent the aggregate grant date fair value of restricted stock units (RSUs) or option awards made to directors in fiscal 2023 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our common stock. Our non-employee directors held option and RSU awards to acquire the following number of shares as of June 30, 2023:

	Number of Shares Underlying Outstanding Awards
Name	Option Awards	Stock Awards
Aida Alvarez	—	4,064
Steven Cakebread	13,333	1,733
Steve Fisher	—	2,369
David Hornik	—	1,733
Brian Jacobs	—	1,733
Peter Kight	33,333	1,733
Allie Kline	—	2,881
Allison Mnookin	53,333	1,733
Rory O'Driscoll	—	—
Tina Reich	—	3,291
Scott Wagner	—	2,632
Alison Wagonfeld	—	3,116
(2)	Vests in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements.”
(3)	Ms. Reich joined our Board in June 2022 and her annual equity grant was prorated.
(4)	Ms. Wagonfield joined our Board in October 2022. Amount reflects Initial Award (as defined below).
(5)	Mr. O’Driscoll resigned from the Board effective January 31, 2023.
(6)	Total excludes payment of approximately $7,000 for Ms. Reich to attend a cybersecurity education program. See below under “—Other Compensation.”
Non-Employee Director Equity Compensation
Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Each non-employee director is entitled to receive RSUs under our 2019 Equity Incentive Plan (the 2019 Plan), as described below. The policy and amounts described below are those that were in effect during fiscal year 2023.
Each new non-employee director appointed to the Board will be granted RSUs covering shares with a value equal to approximately $400,000 (the Initial Award), which will be granted on the date of the non-employee director’s appointment to the Board (the Initial Award Grant Date). The Initial Award will vest in three equal annual installments on the anniversary of the Initial Award Grant Date, subject to continued service on each applicable vesting date.
On the date of each annual meeting of our stockholders, each continuing non-employee director will be granted RSUs covering shares with a value equal to approximately $200,000 (the Annual Award), prorated for non-employee directors who join between annual meetings of the Company’s stockholders. The Annual Award will vest on the earlier of (a) the date of the next annual meeting of the Company’s stockholders and (b) the date that is one year following the grant date of such Annual Award, subject to continued service on each applicable vesting date.
In fiscal 2020, and prior to the consummation of our initial public offering and adoption by the Board of our non-employee director equity compensation policy, we granted to each of Mr. Cakebread, Mr. Kight, and Ms. Mnookin nonstatutory stock options to purchase 100,000 shares of our common stock, that vested at a rate of one-third annually on the first three anniversaries of their 2019 vesting start dates. Each of these options is fully vested.
Non-Employee Director Cash Compensation
Each non-employee director receives annual cash compensation of $32,500 for service on the Board, and additional cash compensation for the chairperson and committee members as set forth below. All cash payments are made quarterly in arrears and are pro-rated for any partial quarters of service.

•	Lead Independent Director: $17,500
•	Audit Committee Chair: $20,000
•	Audit Committee Member (Non-Chair): $10,000
○	Compliance and Payment Operations Risks Subcommittee Chair: $8,000
○	Compliance and Payment Operations Risks Subcommittee Member (Non-Chair): $4,000
•	Compensation Committee Chair: $15,000
•	Compensation Committee Member (Non-Chair): $7,500
•	Nominating and Corporate Governance Committee Chair: $8,000
•	Nominating and Corporate Governance Committee Member (Non-Chair): $4,000
•	Cybersecurity Committee Chair: $15,000
•	Cybersecurity Committee Member (Non-Chair): $7,500
Other Compensation
Non-employee directors receive no other form of remuneration, perquisites or benefits for their service as members of our Board, but they are reimbursed for their reasonable travel expenses incurred in attending Board and committee meetings, certain Company events and approved continuing education programs. In fiscal 2023, we paid approximately $7,000 for Ms. Reich to attend a cybersecurity education program.
Stock Ownership Guidelines
In October 2021, in response to stockholder feedback and evolving best practices, we adopted a stock ownership policy for our non-employee directors. Our stock ownership policy requires our non-employee directors to acquire and hold a number of shares of our Company’s common stock equal in value to five times the director’s annual cash retainer for regular service on the Board until such director’s service on the Board ceases. We only count directly and beneficially owned shares, including shares underlying vested RSUs that are held or deferred and shares received on exercise of stock options and shares held in trust. Each non-employee director has until the last day of our fiscal year that includes the fifth anniversary of the later of his or her initial appointment to the Board or from the effective date of the policy to attain the required ownership level. The Compensation Committee may make exceptions in situations where the stock ownership policy would cause a severe hardship. As of June 30, 2023, all of our incumbent non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to our Board.
Executive Death, Disability, and Retirement Policy
In May 2022, we adopted an equity vesting policy for executive death, disability, and retirement for senior-level employees. This policy provides for the acceleration of outstanding equity awards for long-tenured employees in connection with such a person's death or disability while employed by us, as well as, under certain circumstances, continued vesting of outstanding equity awards in connection with a qualifying employee’s retirement and provision of continued advisory services to us.

OUR COMPANY
BILL AT A GLANCE
Our mission is to make it simple to connect and do business.
We are a leader in financial automation software for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Nearly half a million businesses rely on BILL to more efficiently control their payables, receivables, and spend and expense management. Our network connects millions of members so they can pay or get paid faster. Headquartered in San Jose, California, we are a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers.
BILL's purpose-built, artificial intelligence-enabled financial software platform creates seamless connections between our customers, their suppliers, and their clients. Businesses use our platform to generate and process invoices, streamline approvals, make and receive payments, manage employee expenses, sync with their accounting systems, foster collaboration, and manage their cash. We have built sophisticated integrations with popular accounting software solutions, banks, card issuers, and payment processors, enabling our customers to access these mission-critical services quickly and easily. Our BILL Spend and Expense solution enables businesses to offer smart corporate cards (our BILL Divvy Corporate Cards), build budgets, manage payments, and eliminate the need for manual expense reports.
WHO WE ARE
We are a team of over 2,500 employees in the U.S. and abroad, with diverse skill sets and backgrounds and a shared passion for delivering the tools, user experience and infrastructure necessary to enable SMBs to simplify financial operations and thrive.
Our executive officers are chosen by and serve at the discretion of our Board. As of September 30, 2023, our executive officers were René Lacerte, John Rettig, Loren Padelford, and Raj Aji. For information regarding Mr. Lacerte, our Chief Executive Officer and Co-Founder, refer to “Who We Are—Director Nominees” above. Information regarding our other executive officers is included below:
John Rettig Chief Financial Officer and Executive Vice President, Finance and Operations Age: 58 Joined Company in June 2014
Experience

 • Chief Financial Officer, Exponential Interactive, Inc., an advertising intelligence and digital media solutions company (May 2005 – June 2014)
 • Director and Audit Committee Chair, Arcadia Power, Inc., a private climate technology company (November 2022 – Present)
 • Previously, Mr. Rettig served in senior finance roles at high growth companies in the ecommerce, software, and Internet spaces, including Reflect.com, a Procter & Gamble personalized beauty spin-off; Achieva.com/Kaplan, Inc., a leading e-learning company; and E-Global Network, Inc., a software infrastructure company building payments systems. He also served as Senior Director of Finance for Excite@ Home, the broadband access and Internet portal created by the $6.7 billion merger of @Home and Excite, Inc.

Education • B.S., Saint Mary’s College of California

Loren Padelford Chief Commercial Officer Age: 46 Joined Company in September 2022
Experience

 • Chief Operating Officer, Podium Corporation, Inc., a software development company (October 2021 – June 2022)
 • Vice President and General Manager of Shopify Plus, Shopify, Inc. (NYSE: SHOP), an e-commerce platform (October 2014 – July 2021)
 • Chief Revenue Officer, Skura Corporation, a marketing solutions platform (December 2013 – September 2014)
 • Executive Vice President and General Manager, Active Risk Group PLC, a risk management solutions platform (August 2011 – September 2013)

Education • B.A., University of Guelph • M.B.A., University of Liverpool
Raj Aji Chief Legal Officer, Chief Compliance Officer and Secretary Age: 61 Joined Company in August 2016
Experience

 • Assistant General Counsel, Financial Services, Intuit, Inc. (Nasdaq: INTU), a software company (January 2013 – August 2016)
 • General Counsel, Obopay, Inc., a mobile payments company (December 2010 – December 2012)
 • General Counsel, Xoom, Inc. (Nasdaq: XOOM), an e-commerce company (1998 – 2001)

Education

 • B. Tech in Chemical Engineering, Indian Institute of Technology,
Mumbai
 • M.S. in Civil and Environmental Engineering, University of Iowa,
Iowa City
 • J.D., University of California, Berkeley, School of Law

HOW WE DID
Fiscal 2023 was a defining year for us, as we exceeded $1 billion in annual revenue and achieved non-GAAP profitability for the first time. Strong strategic sales and partner growth and consistent financial discipline allowed us to deliver revenue growth of 65% year-over-year and transact total payment volume that represented approximately 1% of U.S. gross domestic product.
Fiscal 2023 Financial and Business Highlights
The list below sets forth our key financial and business highlights for fiscal 2023:
•	Total revenue increased by 65%, to $1,058.5 million.
•	Gross profit increased by 74% to $864.5 million, representing a 81.7% gross margin, compared to a 77.4% gross margin in the prior fiscal year.

•
Served 461,000 businesses using our solutions – our highest total ever – as of June 30, 2023. This included 201,000 BILL standalone customers (i.e. excluding Divvy, Invoice2go and Finmark), 29,200 spending businesses that used our Divvy spend and expense management solution, and 230,800 subscribers that used Invoice2go. Approximately 7,200 of these businesses used more than one of our solutions as of June 30, 2023.[1]

•	Processed $266.0 billion in total payment volume (TPV), representing an increase of 17% year-over-year.
•	Processed 85.1 million transactions, representing an increase of 35% year-over-year.
•	As of June 30, 2023, 5.8 million BILL standalone network members have originated or received an electronic payment using our platform, an increase of 23% year-over-year.
HOW WE DO IT
Sustainability Highlights
Sustainability is embedded in our business strategy. Using our platform enables businesses to eliminate manual, paper-based processes. Our solutions drive adoption of e-payments, virtual collaboration and digital documents to reduce consumption of paper, traditional mail, and travel. We processed over 85 million transactions in fiscal 2023, replacing many paper-based processes with electronic ones and thereby reducing paper waste and emissions from physical delivery. Moreover, by providing SMBs with powerful electronic payment tools, including international payments, invoice financing and instant transfer, we believe we are positively impacting the thousands of communities in which businesses using our solutions live and operate - all in a sustainable way.
We are beginning to formalize our ESG and sustainability initiatives, and we have made substantial progress over the last two years, including:
•	Appointing a dedicated VP of Diversity, Equity & Inclusion to advance our DEI program;
•	Conducting an ESG rating analysis and gap interviews with key stakeholders from our product, data privacy and security, human resources, workplace experience, legal and treasury teams;
•	Enhancing our ESG disclosure in our proxy statement and 10-K; and
•	Hiring a seasoned Chief Information Security Officer.
We are committed to helping build a more sustainable future for businesses using our solutions, as well as for their communities, and stakeholders. We take this commitment seriously and will continue to provide transparent disclosures on the progress of this work through both our internal and external communications. Our executive leadership team sponsors and funds our ESG programs, with our Board exercising ultimate oversight. Guided by best practices, feedback we receive from our stockholders, and third-party frameworks such as the Sustainability Accounting Standards Board Software & IT Services standards, we are focused on the initiatives described below.
Human Capital
Our Culture and Employees
Our culture enables us to attract and retain exceptional talent. We center our culture around five values which are core to who we are, guide how we operate, define how we treat each other, and help make our teams strong, cohesive units:
•	Humble – No ego;
•	Authentic – We are who we are;
•	Passionate – Love what you do;
•	Accountable – To each other and our network; and
•	Fun – Celebrate the moments.
[1]	Businesses using more than one of our solutions are included separately in the total for each solution utilized.

As of June 30, 2023, we had a total of 2,521 employees working across three offices in the U.S.: San Jose, CA, Houston, TX, and Draper, UT; one office in Sydney, Australia; and others working remotely. We also employ individuals on a temporary basis and use the services of contractors as necessary.
We know our success is tied to recruiting, developing, and retaining our employees. Our Chief People Officer is responsible for creating and implementing our initiatives around our employees and our Board has ultimate oversight and receives updates on these initiatives periodically.
We leverage data and analytics to align the recruiting function to business growth and revenue drivers. We are committed to providing a fair and equitable compensation and benefits program that supports our diverse workforce. BILL offers market-competitive base salaries, semi-annual bonuses, and sales incentives. The majority of our employees are awarded equity at the time of hire and through annual equity refresh grants. We also offer an employee stock purchase plan to foster a strong sense of ownership and engage our employees in our long-term success. Our full-time employees are eligible to receive, subject to the satisfaction of certain eligibility requirements, our comprehensive benefits package, including medical, dental, and vision insurance, family planning support and fertility treatments, and life and income protection plans. In addition, we provide generous paid time-off policies, access to free mental health services, and offer a tax-qualified 401(k) retirement plan. Through the self-directed brokerage features of the plan, participants in the 401(k) plan can choose to invest their contributions in funds tailored to their particular goals and preferences, including ESG-focused funds.
We develop our leaders and high-potential employees through intensive, cohort-based, key talent programs. We offer training for new people managers. To facilitate ongoing learning and development, we provide employees with an online curriculum of study, linked to business needs, leveraging a third-party platform. The curriculum includes coursework in inclusion, change management, and decision-making. All employees are eligible and participate in developmental reviews with their managers. We conduct performance review cycles twice a year.
To keep a pulse on engagement, we survey our employees semi-annually. Employees respond anonymously, and we take action on the areas flagged for improvement, reporting back to the employee base on progress against stated improvement goals. We closely monitor employee turnover, conducting exit interviews and surveys to alert us to any issues, as well as to make improvements to the employee experience.
Diversity, Equity and Inclusion
Through an equitable approach to hiring, compensation, and career growth, we have built a company that fosters inclusivity, authenticity, and action. We seek to embed a sense of inclusion and social responsibility into our culture and how we serve the businesses using our solutions. Our Vice President of DEI is building a strategy that helps us accelerate our progress across four key pillars:
•	Cultivating a respectful and accessible workplace where every employee feels they belong;
•	Increasing diverse representation at all levels and functions of the company;
•	Supporting our diverse customers’ needs through our products and services; and
•	Engaging with our communities to promote diverse businesses and entrepreneurs.
One of the ways we strengthen our workplace culture of DEI is by supporting employee resource groups (ERGs). ERGs are self-organized communities that bring employees together to raise awareness and belonging for under-represented groups. Through a grassroots effort, BILL employees have established seven ERGs focused upon the following dimensions of identity: women, Latinx, Black, LGBTQIA+, disabilities and mental health, veterans, and Pan Asian and Pacific Islanders. These ERGs, which are open to all employees, have established strong employee mentorship programs to support the career development of their members.
We also offer employees learning opportunities to increase awareness of DEI issues. Unconscious bias training is available through our e-learning platform, we regularly host speakers from diverse backgrounds to share their lived experiences, and our ERGs host safe-space discussions on issues important to their members. We also lead by example, with a diverse leadership team, including three women and one officer from an underrepresented community (44% of our leadership team).
We partner with organizations like Codepath.org and ColorStack to support Black, Latinx, and Indigenous students interested in technical careers. Through Codepath’s Internship Connection Program, we have placed underrepresented students majoring in computer science into technical internships at BILL. Last year, we also sponsored the Tejano Tech Summit, which brought together Latinx founders, investors, and professionals working in tech to advance their community. Our talent acquisition team also developed our ERG Ambassador Program, which gives candidates an opportunity to connect with an ERG member to learn more about BILL’s culture and our focus on DEI. We are hopeful that through programs and partnerships like these, we can both help local communities and build a solid pipeline of future employees for our company.
As part of our focus on community outreach, one of our BILL ERGs built a new program to reach underprivileged, low-income students in the Bay Area. Recruiting middle-school and high-school students locally, the program’s goal is to prepare these young students for academic success, college acceptance, and early career growth by providing internships, mentorships, and coding camps. Along with the African Diaspora Network, BILL founded the African Diaspora Network's Accelerating Black Leadership and Entrepreneurship (ABLE) program, an enterprise accelerator program. The program is designed to strengthen, energize, and support startups and small businesses led by Black entrepreneurs in the U.S. In the last two years, 28 entrepreneurs with impact-oriented solutions at the local and national level across multiple sectors graduated from ABLE.
Security, Privacy, and Data Protection
Trust is critical for our relationship with customers and partners, and we take significant measures to protect their privacy and data. Keeping our customers’ data safe and secure is a high priority. Our approach to security includes data governance as well as ongoing testing for potential security issues.
We have robust access controls in our production environment with access to data strictly assigned, monitored, and audited. To ensure our controls remain up-to-date, we undergo continuous external testing for vulnerabilities within our software architecture. These efforts have enabled us to certify our platform to SOC1 Type II, SOC2 Type II, and SOC3 standards. Our security program is aligned to the NIST-800-53 standards and is regularly audited and assessed by third parties as well as our partners.
The focus of our program is working to prevent unauthorized access to the data of our customers and network members. To this end, our team of security practitioners work to identify and mitigate risks, implement best practices, and continue to evaluate ways to improve.
These steps include regularly examining network security, classifying and inventorying data, limiting and authorizing access controls, and implementing multifactor authentication for access to systems. We also employ regular eight system monitoring, logging, and alerting to retain and analyze the security state of our corporate and production infrastructures. Finally, we maintain a robust internal information security program, with required trainings for all new hires and periodic reminders and mandatory training updates.
We take steps to help ensure that our security measures are maintained by the third-party suppliers we use, including conducting annual security reviews and audits.
Our Environmental Impact
Our San Jose headquarters building is LEED Gold and Energy Star certified, our Houston building is LEED-certified GOLD, and our Sydney building features a green roof and an organic waste farm, and was awarded a ‘Green Star’ rating of six (the highest rating available). In San Jose, we also offer employees free electric vehicle charging stations. Further, we embrace a hybrid work model at each of our office locations, permitting employees to work remotely several days a week, in addition to having a significant number of fully-remote employees who collaborate via videoconference and periodic offsite retreats. This flexible model allows us to minimize employee commute times, thereby reducing congestion, the consumption of energy, and pollution.
Ethics and Compliance
Our leadership team oversees our compliance, business ethics and incident reporting programs, with our legal and compliance functions providing leadership for implementation and enforcement activities. The Board provides additional and regular oversight through its Audit Committee, Nominating and Corporate Governance Committee, and Compliance and Payments Operations Risk Subcommittee, alongside other committee oversight.
Our Code of Business Conduct and Ethics and our Anti-Bribery Policy, among other policies, have been issued to ensure we work and act according to our corporate values and establish a framework to consistently apply our high ethical standards to all global business relationships. Adherence to these documents is required of all employees (including executive officers), independent contractors, and the Board. Employees are required to complete compliance training within 30 days of hire and then annually thereafter.

We have implemented reporting procedures, including a Compliance Hotline administered by a third-party provider and governed by our Whistleblower Policy. The Hotline offers anonymous, cost-free, 24/7 reporting of any ethical concern in English and Spanish. Contact information for the Hotline is available to our employees and business partners, including through our Code of Business Conduct and Ethics. All reported incidents are passed along to our Chief Legal Officer and Chief Compliance Officer and are investigated until resolved and corrective actions are tracked. Our Nominating and Corporate Governance Committee and Audit Committee are also informed of any investigation and its results.
We transfer large sums of customer funds daily and protecting our customers and network members from financial fraud is our highest priority. We have procured and maintain money transmitter licenses in 50 U.S. jurisdictions and Canada and have implemented robust monitoring and compliance programs designed to protect our customers and network members from fraud and to prevent our platform from being used for money-laundering activities.

OUR STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2023, by:
•	Each of our Named Executive Officers;
•	Each of our directors and director nominees;
•	All of our current directors and executive officers as a group; and
•	Each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 107,115,231 shares of common stock outstanding as of September 30, 2023. Shares of our common stock subject to stock options that are exercisable as of and within 60 days of September 30, 2023 or RSUs that may vest and settle within 60 days of September 30, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o BILL Holdings, Inc., 6220 America Center Drive, Suite 100, San Jose, California 95002.
Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Named Executive Officers and Directors:
René Lacerte(1)	3,535,900	3.3%
Raj Aji(2)	19,648	*
Loren Padelford(3)	16,584	*
John Rettig(4)	225,257	*
Bora Chung(5)	2,233	*
Aida Alvarez(6)	1,165	*
Steven Cakebread(7)	15,159	*
Steve Fisher(8)	197,791	*
David Hornik(9)	19,275	*
Brian Jacobs(10)	2,826	*
Peter Kight(11)	62,798	*
Allie Kline(12)	4,316	*
Allison Mnookin(13)	55,159	*
Tina Reich(14)	1,213	*
Scott Wagner(15)	449	*
Alison Wagonfeld(16)	1,039	*
All current executive officers and directors as a group (15 persons)(17)	4,157,897	3.8%
Other 5% Stockholders:
T. Rowe Price Associates, Inc.(18)	12,250,901	11.6%
Entities affiliated with Morgan Stanley(19)	11,147,276	10.5%
Vanguard Group Inc.(20)	9,356,481	8.85%
BlackRock, Inc.(21)	8,750,511	8.3%
Temasek Holdings (Private) Limited(22)	5,627,304	5.3%
*	Represents beneficial ownership of less than one percent.

(1)
Consists of (i) 76,488 shares of our common stock held by Mr. Lacerte; (ii) 1,708,749 shares of our common stock held by the Chung Lacerte Trust; (iii) 801,250 shares of our common stock held in trust by Mr. Lacerte as custodian; and (iv) 949,413 shares of our common stock issuable to Mr. Lacerte upon the exercise of stock options and vesting of RSUs within 60 days of September 30, 2023.

(2)	Consists of 19,648 shares of our common stock issuable to Mr. Aji upon the exercise of stock options and vesting and RSUs within 60 days of September 30, 2023.
(3)
Consists of (i) 2,828 shares of our common stock held by Mr. Padelford and (ii) 13,756 shares of our common stock issuable to Mr. Padelford upon the vesting of RSUs within 60 days of September 30, 2023.

(4)
Consists of (i) 28,866 shares of our common stock held by Mr. Rettig; (ii) 59,350 shares of our common stock held by the Rettig Living Trust; and (iii) 137,041 shares of our common stock issuable to Mr. Rettig upon the exercise of stock options and vesting of RSUs within 60 days of September 30, 2023.

(5)	Consists of 2,233 shares of our common stock held by Ms. Chung. Ms. Chung departed from her role as Chief Experience Officer effective October 31, 2022.
(6)	Consists of 1,165 shares of our common stock held by Ms. Alvarez.
(7)
Consists of (i) 1,826 shares of our common stock held by Mr. Cakebread; and (ii) 13,333 shares of our common stock issuable to Mr. Cakebread upon the exercise of stock options within 60 days of September 30, 2023.

(8)	Consists of 2,144 shares of our common stock held by Mr. Fisher.
(9)	Consists of 19,275 shares of our common stock held by Mr. Hornik.
(10)	Consists of (i) 2,826 shares of our common stock held by Mr. Jacobs; and (ii) 194,965 shares of our common stock held by the Brian D. Jacobs & Allison Lewis - Jacobs Living Trust.
(11)
Consists of (i) 29,465 shares of our common stock held by Mr. Kight; and (ii) 33,333 shares of our common stock issuable to Mr. Kight upon the exercise of stock options within 60 days of September 30, 2023.

(12)	Consists of (i) 3,168 shares of our common stock held by Ms. Kline; and (ii) 1,148 shares of our common stock issuable to Ms. Kline upon the vesting of RSUs within 60 days of September 30, 2023.
(13)
Consists of (i) 1,826 shares of our common stock held by Ms. Mnookin; and (ii) 53,333 shares of our common stock issuable to Ms. Mnookin upon the exercise of stock options within 60 days of September 30, 2023.

(14)	Consists of 1,213 shares of our common stock held by Ms. Reich.
(15)	Consists of 449 shares of our common stock held by Mr. Wagner.
(16)	Consists of 1,039 shares of our common stock issuable to Ms. Wagonfeld upon the vesting of RSUs within 60 days of September 30, 2023.
(17)
Includes (i) 2,740,888 shares of our common stock held by directors and executive officers; and (ii) 1,222,044 shares issuable upon the exercise of stock options and vesting of RSUs held by our directors and executive officers within 60 days of September 30, 2023.

(18)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2023 by T. Rowe Price Associates, Inc. The Schedule 13G/A indicated that T. Rowe Price Associates, Inc. had sole voting power over 3,229,543 shares of our common stock and sole dispositive power over 12,229,535 shares of our common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(19)
Based solely on information contained in Schedule 13G/A filed with the SEC on April 6, 2023 by Morgan Stanley. The Schedule 13G/A indicated that Morgan Stanley and Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley, had shared voting power over 9,807,494 shares of our common stock and shared dispositive power over 11,147,276 shares of our common stock. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(20)
Based solely on information contained in Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, Inc. The Schedule 13G/A indicated that The Vanguard Group, Inc. had sole voting power over zero shares of our common stock and sole dispositive power over 9,154,557 shares of our common stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(21)
Based solely on information contained in Schedule 13G/A filed with the SEC on February 3, 2023 by Blackrock, Inc. The Schedule 13G/A indicated that Blackrock, Inc. had sole voting power over 8,236,310 shares of our common stock and sole dispositive power over 8,750,511 shares of our common stock. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(22)
Based solely on information contained in Schedule 13G/A filed with the SEC on February 8, 2023 by Temasek Holdings (Private) Limited. The Schedule 13G/A indicated that Temasek Holdings (Private) Limited, Fullerton Management Pte Ltd (Fullerton), Hotham Investments Pte. Ltd (Hotham) and Ossa Investments Pte. Ltd (Ossa) had shared voting power over 5,627,304 shares of our common stock and shared dispositive power over 5,627,304 shares of our common stock. Ossa is a wholly-owned subsidiary of Hotham, which in turn is a wholly-owned subsidiary of Fullerton, which in turn is a wholly-owned subsidiary of Temasek Holdings (Private) Limited. The address of Temasek Holdings (Private) Limited is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed under “Executive Compensation” and “Our Board of Directors—Who We Are—How We Are Paid” respectively, since July 1, 2022, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Executive Compensation—Limitation on Liability and Indemnification Matters.”
Review, Approval or Ratification of Transactions with Related Parties
Our related party transactions policy requires that any related party transaction that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our Nominating and Corporate Governance Committee.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.
Our Audit Committee has reviewed and discussed with our management and Ernst & Young LLP, our former independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended June 30, 2023. Our Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission (SEC).
Our Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for filing with the SEC.
Submitted by the Audit Committee
Steven Cakebread, Chair
Allie Kline
Tina Reich

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal 2023, including our executive compensation policies and practices, how and why the Compensation Committee arrived at the compensation decisions for our fiscal 2023 named executive officers (Named Executive Officers), and the key factors the Compensation Committee considered in making those decisions.
The names, ages, and titles of our Named Executive Officers as of October 26, 2023 are:
Name	Age	Position
René Lacerte	56	Chief Executive Officer and Chair
John Rettig	58	Chief Financial Officer and Executive Vice President, Finance and Operations
Loren Padelford	46	Chief Commercial Officer
Raj Aji	61	Chief Legal Officer, Chief Compliance Officer and Secretary
Bora Chung	51	Former Chief Experience Officer
Mr. Padelford joined us on September 12, 2022. Ms. Chung ceased to serve as our Chief Experience Officer on October 31, 2022, and continued to serve as a consultant through June 30, 2023.
2022 Say on Pay Vote
We hold advisory votes on the compensation of our Named Executive Officers (a “Say on Pay” vote) at every annual meeting of stockholders. The Compensation Committee has historically taken into consideration the results of our Say on Pay vote when making decisions regarding the structure and implementation of our executive compensation program.
At our 2022 annual meeting of stockholders, approximately 36% of votes cast were voted in favor of our Say on Pay proposal (the 2022 Say on Pay Vote). This represented a significant decline from 2021, when the Say on Pay proposal received the support of approximately 93% of votes cast. As a result, we undertook robust stockholder engagement efforts to listen to stockholder perspectives and incorporate their feedback into the Compensation Committee’s deliberations.
Stockholder Engagement
Fall 2022 Outreach
In fall 2022, in response to investor questions and concerns about our fiscal 2022 executive compensation and adverse voting recommendations from third-party proxy advisory firms, we embarked on a sizable outreach effort. We reached out to 16 of our largest institutional stockholders representing approximately 54% of our outstanding shares (based on share ownership reports as of September 30, 2022) to gather their feedback. We engaged in discussions with 14 institutional stockholders then representing approximately 51% of our outstanding shares. Our Compensation Committee Chair, Scott Wagner, participated in one of these meetings. Other representatives from the Company included senior members of our investor relations and finance teams.
Although we were disappointed with the outcome of the 2022 Say on Pay vote, our outreach efforts provided us with valuable insight into the priorities of our investors and helped inform the Compensation Committee’s subsequent deliberations.
Fall 2023 Outreach
In early fall 2023, we reached out to 22 of our largest stockholders representing approximately 70% of our outstanding shares (based on share ownership reports as of June 30, 2023). 12 stockholders representing approximately 49% of our outstanding shares accepted our invitation and met with us to share their feedback. Two stockholders representing approximately 10% of our outstanding shares confirmed that a discussion was not needed or requested a meeting at a future date, and eight stockholders representing 11% of our outstanding shares did not respond to our outreach or declined our invitation to speak. Allison Mnookin, an independent member of our Board and a member of our Compensation Committee, participated in three of our 12 meetings with stockholders representing approximately 26% of our outstanding shares. Other representatives from the Company included senior members of our finance and investor relations teams.

Key Themes from Stockholder Engagement
During these discussions in 2022 and 2023, we invited stockholder feedback on compensation matters and other topics of importance to investors, including our corporate governance profile and ESG matters.
After each round of engagement, the collective feedback received was then reported to and discussed with the other members of the Compensation Committee and, where applicable, the Compensation Committee’s independent compensation consultant, senior management, and the full Board.
In general, we learned that many of our stockholders are supportive of our general approach and philosophy with respect to governance and compensation, but expect our governance and compensation practices to evolve as the Company grows and matures. The table below outlines some of the specific feedback and topics discussed during our stockholder engagement efforts during 2022 and 2023 and the actions we have taken in response.
Topic	What We Heard	Board Actions and Changes in Response
Compensation Disclosure	Certain stockholders sought enhanced disclosure around compensation in general, and around one-time awards in particular.
• Enhanced disclosure around compensation. In our proxy statement for our 2023 Annual Meeting of stockholders, we incorporated a new discussion of our stockholder engagement efforts in 2022 and 2023. Additionally, we did not grant any new one-time awards in fiscal 2023. To the extent any such awards are granted in the future, we will provide enhanced disclosure regarding the rationale for and structure of any such awards.

Topic	What We Heard	Board Actions and Changes in Response
Board Composition Disclosure	Certain stockholders sought enhanced disclosure regarding our directors, including their specific skills and areas of expertise.
• Enhanced disclosure around director backgrounds. In our proxy statement for our 2023 Annual Meeting of Stockholders, we revamped the presentation of our directors and their backgrounds and added new disclosure with respect to their skills and experience.

Named Executive Officer One-Time Equity Awards	Certain stockholders expressed concerns regarding one-time awards made to Named Executive Officers, including certain awards made in connection with M&A activity.
• No one-time awards approved in fiscal 2023. The Compensation Committee did not make any one-time awards to any of our Named Executive Officers in fiscal 2023 or in fiscal 2024 to date. Going forward, the Compensation Committee expects special grants to Named Executive Officers to be only on a limited, exceptional basis. In the event the Compensation Committee identifies a need for one-time grants, such as in connection with M&A activity, it will carefully consider the objectives, design (including the use of performance characteristics), and size of such grants, and we will thoroughly disclose its process and rationale in the applicable proxy statement.

Mix of Performance- Based Equity	Certain stockholders expressed a preference for performance-based awards comprising a greater proportion of our Named Executive Officers’ long-term incentive awards.
• Introduced PSUs in fiscal 2023. In fiscal 2023, we introduced performance-based equity for the first time. In fiscal 2023, 30% of the target long-term equity incentive awards for each of our Named Executive Officers were in the form of performance-based restricted stock units (PSUs).

• Proportion of PSUs increased in fiscal 2024. In fiscal 2024, 50% of our CEO’s and CFO’s long-term equity incentive awards were in the form of PSUs; 40% of our remaining Named Executive Officers’ long-term equity incentive awards were in the form of PSUs. The Compensation Committee will review on an ongoing basis the mix of performance equity, including target weighting of PSUs, in the context of market data and our overall pay-for-performance philosophy.

Topic	What We Heard	Board Actions and Changes in Response
Measurement Periods of Performance-Based Awards	Certain stockholders expressed a preference for longer-term performance-based awards, with three-year measurement periods.	• Introduced 3-Year TSR PSUs in fiscal 2024. In fiscal 2024, we introduced three-year PSU awards tied to BILL’s relative total shareholder return (TSR) from July 1, 2023 to June 30, 2026.

Corporate Governance Profile	Certain stockholders expressed concern with certain of our corporate governance features, including our classified Board and supermajority voting requirements for bylaw and charter amendments.
• Comprehensive corporate governance review planned for fiscal 2024. Over the coming months, the Board will be conducting a full review of our governing documents with the intention of sunsetting certain of our protective provisions over the coming years.

Fiscal 2023 Compensation Highlights
•	No one-time awards. In fiscal 2023, we did not provide any one-time equity grants to our Named Executive Officers.
•
Added new profitability metric to executive incentive cash bonus plan. In fiscal 2023, we added a second financial performance metric, “EBITDA Less Float,” to our executive incentive bonus plan (in addition to Core Revenue; a measurement of our revenue achievement).[1] We define EBITDA Less Float as our non-GAAP income (loss) from operations, excluding the margin contribution on funds held for customers. We define Core Revenue as revenue generated by subscription and transaction fees. This metric measures the profitability of our core business. For fiscal 2023, EBITDA Less Float and Core Revenue were weighted equally in determining executive bonus achievement.

•
Introduced performance-based equity. In fiscal 2023, we introduced PSUs to our executive officer compensation program. In fiscal 2023, 30% of the Named Executive Officers’ equity compensation was comprised of PSUs with financial-based performance metrics and the balance was comprised of time-based restricted stock units that vest over four years. The PSUs granted in fiscal 2023 were eligible to be earned based on our level of achievement of certain Core Revenue targets, subject to a Non-GAAP Net Income threshold, for fiscal 2023, followed by additional time-based vesting.[1]

•
Comprehensive stockholder outreach. Leading up to our 2022 Annual Meeting of Stockholders, we met with stockholders owning approximately 51% of our outstanding shares to discuss their perspectives and gather feedback on our executive compensation program. Further detail on that feedback and the changes we made in response can be found above.

[1]
EBITDA Less Float and Non-GAAP Net Income are not financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP). For more information on how we compute these non-GAAP financial measures and reconciliations to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this Proxy Statement.

Compensation Changes for Fiscal 2024
•
Increased proportion of performance-based equity. For Mr. Lacerte and Mr. Rettig, our Chief Executive Officer (CEO) and Chief Financial Officer (CFO), respectively, 50% (increased from 30%) of the target long-term equity incentive value awarded for fiscal 2024 was in the form of PSUs, and the balance was in the form of time-based RSUs. For our remaining Named Executive Officers, 40% (increased from 30%) of the target long-term equity incentive value awarded for fiscal 2024 was in the form of PSUs, and the balance in RSUs. This increase represents a significant emphasis on performance-based compensation for our executive team, and a commitment to continue to align pay and performance.

•
Incorporated total shareholder return metric. We introduced new PSUs tied to total shareholder return relative to the Russell 3000 over a three-year performance period. We believe these PSUs will help further align the interests of our executives with those of our stockholders and focus our leadership on long-term performance.

•	No base salary increases. The Compensation Committee did not increase the base salaries of our Named Executive Officers for fiscal 2024.
•
Reduced CEO target total compensation. The target value of the long-term equity incentive grant for our CEO was reduced approximately 7% in fiscal 2024 in order to maintain a competitive positioning approximating the median of companies in our compensation peer group.

The graphics below illustrate our introduction of performance-based compensation in fiscal 2023, and its increased importance in our Named Executive Officers’ fiscal 2024 compensation.

FY23 CEO and CFO Long-Term Incentive Mix

Financial
PSUs, 30%
RSUs, 70%

FY24 CEO and CFO Long-Term Incentive Mix

TSR PSUs,
20%
RSUs, 50%
Financial
PSUs, 30%

FY23 CEO and CFO At-Risk Compensation*

At Risk
31.4%
Not At Risk
68.6%

FY24 CEO and CFO At-Risk Compensation*

At Risk
50.0%
Not At Risk
50.0%

*	“At-risk” compensation includes incentive bonus and PSUs. “Not at-risk” compensation includes base salary and RSUs.

The table below provides additional detail regarding the composition of the equity awards granted to our Named Executive Officers for fiscal 2023 and 2024, including key metrics and terms, where applicable.
FY23 Equity Award	% of Total FY23 Equity Award	Performance Period	Metrics	Achievement vs. Payout
PSU - Financial	30% for all Named Executive Officers	1 year performance period, 1∕3rd of achieved PSUs vesting at certification and the balance vesting in equal quarterly installments over the two year period thereafter.	Core Revenue, subject to Non-GAAP Net Income Threshold	Threshold: 92.5% of target = 50% Payout Target: 100% of target = 100% Payout Maximum: 110% of target = 200% Payout Payout capped at 100% of target if Non-GAAP Net Income threshold not met

RSU	70% for all Named Executive Officers	Quarterly vesting, over a 4-year period	N/A	N/A

FY24 Equity Award	% of Total FY24 Equity Award	Performance Period	Metrics	Achievement vs. Payout
PSU - Financial	30% (Mr. Lacerte and Mr. Rettig) 25% (Mr. Padelford and Mr. Aji)	1 year performance period, 1∕3rd of achieved PSUs vesting at certification and the balance vesting in equal quarterly installments over the two year period thereafter.	Core Revenue, subject to Non-GAAP Net Income Threshold	Threshold: 93% of target = 50% Payout Target: 100% of target = 100% Payout Maximum: 107% of target = 200% Payout Payout capped at 100% of target if Non-GAAP Net Income threshold not met

PSU - Relative TSR	20% (Mr. Lacerte and Mr. Rettig) 15% (Mr. Padelford and Mr. Aji)	3 years (100% cliff vesting at end of performance period)	Total shareholder return percentile rank against companies in the Russell 3000	Threshold: 25th Percentile = 50% Payout Target: 50th Percentile = 100% Payout Maximum: 85th Percentile = 200% Payout

RSU	50% (Mr. Lacerte and Mr. Rettig) 60% (Mr. Padelford and Mr. Aji)	Quarterly vesting, over a 4-year period	N/A	N/A

The Compensation Committee believes that the changes described above are responsive to the feedback that we heard from investors. The Compensation Committee has determined that the changes are consistent with the philosophy of our executive compensation program and are important in attracting, motivating and retaining executives and creating long-term value for our stockholders. The Compensation Committee will continue to review our executive compensation programs annually to ensure ongoing alignment with our desired compensation philosophy and the long-term interests of our stockholders.
Compensation Philosophy and Objectives
Our compensation philosophy and programs are designed to attract and retain talented executives who will help us realize our vision of making it simple to connect and do business, to automate the future of finance so millions of SMBs around the world can thrive, and to motivate and reward executive performance in a manner that is reflective of our overall financial performance over time. Compensation objectives include:
•	Attracting, retaining and motivating top talent who deliver high impact performance results;
•	Aligning the interests of our executives with those of our stockholders; and
•	Providing a strong incentive for executives to work toward the achievement of our goals, including sustained stockholder value creation.
We seek to achieve these objectives by providing compensation that is competitive with the practices of companies in our peer group and market for executive talent in our geography, with individual pay decisions approved in the context of both Company and individual performance. In addition to our peer group, we compete with much larger technology and other high-growth software and financial technology companies for world class talent.
In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.
What We Do
•
Pay for Performance. We emphasize a strong pay-for-performance culture through rigorous annual incentive plan goals and by delivering a substantial portion of total compensation for our Named Executive Officers in the form of performance-based and time-based long-term equity awards.

•
Annual Compensation Review. We maintain and annually review a group of peer companies, which we use as a data point for all compensation decisions for our executives. The peer group is comprised of public companies that have a similar revenue and market capitalization to ours. We compete with these companies, as well as with larger technology companies, for executive talent.

•
Independent Compensation Consultant. Our Compensation Committee directly engages an independent compensation consultant, Compensia, to provide analysis for all aspects of our executive compensation decisions and guidance on other executive compensation matters independent of management.

•
Annual Say on Pay Vote. We conduct an annual, non-binding stockholder advisory vote on the compensation of our Named Executive Officers, and the Compensation Committee considers the outcome of this vote when making future compensation decisions for our executive officers.

•
Stockholder Outreach. We engage in stockholder outreach throughout the year to discuss our business, including discussions with stockholders about the structure of our executive compensation program. The Compensation Committee considers the feedback we receive from stockholders about our executive compensation program when making future compensation decisions for our executive officers. For further information, including with respect to stockholder outreach in response to our 2022 Say on Pay Vote, see the section entitled “—Stockholder Engagement.”

•	Stock Ownership Guidelines. We maintain stock ownership guidelines for our Chief Executive Officer, our other executive officers and the non-employee members of our Board.
•
Clawback Policy. Our executive officers are subject to a compensation recovery “clawback” policy that provides for the recovery of incentive-based compensation in the event we restate our financial statements.

•
Annual compensation-related risk assessment. Together with the Compensation Committee, we perform an annual review of our compensation programs companywide to ensure that they do not encourage a level of risk taking that would result in a material adverse impact on the Company.

What We Do Not Do
•	No Guaranteed Annual Bonuses. We do not provide guaranteed annual bonuses to our executive officers.
•
No Significant Perquisites. We do not provide significant perquisites or personal benefits to our executives. Our executive officers were entitled to generally available benefits on the same basis as all other U.S. salaried employees in fiscal 2023.

•	No Excise Tax Gross-Ups. We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of our Company.
•	No Single Trigger Acceleration. We do not provide “single trigger” equity acceleration upon a change in control of the Company.
•
No Hedging or Pledging. We prohibit our Named Executive Officers, the members of our Board and other employees from hedging or similar transactions designed to decrease risks associated with holding our equity securities. Similarly, no such person may pledge our securities without prior approval of our Chief Compliance Officer.

Executive Compensation Program Design
Our Compensation Committee believes that executive compensation should be competitive with market practice and linked to our overall Company performance and stockholder returns. Our Compensation Committee evaluates our compensation philosophy and executive compensation program annually to ensure that our programs remain competitive relative to our market for executive talent and aligned with our strategic objectives. By delivering compensation in a mix of fixed and variable pay, including long-term vesting equity awards, we seek to align the incentives of our Named Executive Officers with achievement of long-term business objectives and financial performance that drives sustained stockholder value creation.
To support our long-term objectives and reinforce a strong pay-for-performance culture, a majority of total target compensation for our Named Executive Officers has been awarded in the form of performance-based PSUs and time-based RSUs. To further align stockholder value creation with executive compensation, for fiscal 2024, the Compensation Committee increased the weighting of performance-based equity vs. time-based equity, and introduced a new long-term performance metric in our PSU program based on relative total shareholder return. PSUs directly align pay with our performance.
To assess the competitiveness of our total direct compensation, our Compensation Committee considers the total direct compensation provided by companies in our compensation peer group and other market data provided by Compensia. Our Compensation Committee does not specifically benchmark the compensation of any individual to a precise level of compensation paid by companies in our peer group, and does not have a set formula for determining the relationship between either cash and equity compensation or fixed and variable or at-risk compensation.

The material elements of our executive compensation program are:
Compensation Element	Overview	Purpose
Base Salary	Base salaries provide a fixed level of compensation tied to competitive market practice among peers and comparable software companies.	Designed to attract and retain highly talented executives by providing a stable level of fixed compensation in an amount that is competitive in the market.

Annual Cash Incentive
Annual cash incentives for executives require achievement of annual goals tied to Core Revenue (a key measure of the growth of our business) and EBITDA Less Float (to encourage efficient performance and execution across the Company), weighted equally.
Designed to motivate our executives to achieve short-term financial objectives while making progress towards longer-term value creation.

Long-Term Equity Incentive (RSUs)
For fiscal 2023, 70% of the target long-term incentive value awarded as part of the annual compensation cycle was in the form of RSUs.

For fiscal 2024, this amount was reduced to 50-60%.

Annual RSU grants generally vest quarterly over four years.
Designed to align the interests of our executives and stockholders by motivating executives to create sustainable long-term stockholder value, and serves as an important retention vehicle.

Long-Term Equity Incentive (PSUs)
For fiscal 2023, 30% of target long-term incentive value awarded as part of the annual compensation cycle was in the form of PSUs.

For fiscal 2023, PSUs included a Core Revenue target metric measured over one year plus an overall three-year time-based vesting schedule (from the grant date), capped at target-level achievement unless a Non-GAAP Net Income threshold value was achieved.

For fiscal 2024, 40-50% of target long-term incentive value awarded was in the form of PSUs.

For fiscal 2024, (i) a portion of PSUs were again based on Core Revenue target metric measured over one year plus an overall three-year time based vesting schedule (from the grant date), with such portion capped at target-level achievement unless a Non-GAAP Net Income threshold value was achieved, and (ii) a portion were based on a TSR metric measured over a three-year period, and vesting upon the completion of such period.
Designed to align the interests of our executives and stockholders by motivating executives to drive achievement of certain financial goals and create sustainable long-term stockholder value.

Benefits	We offer competitive health and welfare benefits, as well as participation in an employee stock purchase plan and other employee benefit plans.	Designed to align with competitive norms for comparable companies.

Adjustments to our Named Executive Officers’ compensation are made in connection with our Compensation Committee’s annual review, which generally occurs in the first quarter of our fiscal year. For fiscal 2023, adjustments to cash compensation were effective as of July 1, 2022.
Compensation Decision-Making Process
Determination of Compensation
In setting the compensation of our Named Executive Officers, our Compensation Committee uses a balanced approach rather than rigid percentiles or benchmarks to establish pay levels for each compensation element. Our Compensation Committee considers the market range of each executive role with opportunities for above median compensation driven by both Company performance and considerations specific to each Named Executive Officer. For fiscal 2023, our Compensation Committee considered the following factors in determining the compensation of our Named Executive Officers:
•	market data, including practices among companies in our compensation peer group;
•	each executive officer’s scope of responsibilities;
•	each executive officer’s tenure, skills, experience, and performance;
•	internal pay equity across the executive management team;
•	our overall performance, taking into consideration performance versus internal plans and industry peers;
•	the recommendations of our Chief Executive Officer (except with respect to his own compensation); and
•	general market conditions.
Our Compensation Committee does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile or multiple for establishing compensation among the executive officers or in relation to the competitive market data.
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board, which is available on our website at https://investor.bill.com.
At least annually, the Compensation Committee reviews our executive compensation program and determines (and with respect to the CEO, formulates recommendations for consideration by our Board) the various elements of our Named Executive Officers’ compensation, with input from our Board, as well as any employment arrangements with our Named Executive Officers. The Compensation Committee is responsible for taking action with respect to compensation that will attract and retain talented executives and support our long-term stockholder value creation with an effective pay-for-performance approach.
The Compensation Committee meets regularly during the fiscal year both with and without the presence of our Chief Executive Officer and other Named Executive Officers. The Compensation Committee also discusses compensation issues with our Chief Executive Officer (except with respect to his own compensation) and other members of the Board between its formal meetings.
Role of Management
The compensation of our Named Executive Officers is determined by the Compensation Committee. In discharging its responsibilities, the Compensation Committee also works with members of our management, including our Chief Executive Officer and senior Human Resources and Legal executives. Our management team assists the Compensation Committee by providing information on corporate and individual performance, competitive market data, and management’s perspective and recommendations on compensation matters.
Members of management, including our Chief Executive Officer, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives. Our Chief Executive Officer discusses with the Compensation Committee the compensation and performance of all executive officers, other than himself. Our Chief Executive Officer bases his recommendations in part upon his review of the performance of our executive officers. The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our executive officers. None of our executives attends any portion of Compensation Committee meetings at which his or her compensation is discussed.
Role of the Compensation Consultant
The Compensation Committee may engage the services of outside advisors, experts and others to assist the Compensation Committee. During fiscal 2023, the Compensation Committee retained the services of Compensia as independent compensation consultant to advise the Compensation Committee on compensation matters related to our executive and director compensation programs. In fiscal 2023, Compensia provided the following support:
•	assisted in the review and updating of our compensation peer group;
•	analyzed the executive compensation levels and practices of the companies in our compensation peer group;
•	provided advice with respect to compensation best practices and market trends for Named Executive Officers and directors;
•	assisted with the design of the short-term and long-term incentive compensation plans for our Named Executive Officers and other executives;
•	provided ad hoc advice and support throughout the year; and
•	reviewed this Compensation Discussion and Analysis and other Proxy Statement disclosures.
Compensia reported to and worked for the Compensation Committee. In fiscal 2023, Compensia did not provide any services to us other than the services provided to our Compensation Committee. Our Compensation Committee has assessed the independence of Compensia in fiscal 2023 taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and has concluded that no conflict of interest exists with respect to the work that Compensia performs for our Compensation Committee.
Role of Competitive Market Data
As part of its annual compensation review process, the Compensation Committee generally reviews competitive market data for positions comparable to those of our Named Executive Officers and other key executives.
In February 2022, the Compensation Committee, with the assistance of Compensia, reviewed our executive compensation peer group. The executive compensation peer group approved by the Compensation Committee to support fiscal 2023 pay decisions was comprised of publicly-listed direct competitors and cloud software companies. Additional factors that were considered in identifying peers included:
•	revenue generally less than $1.5 billion and a preference for strong revenue growth;
•	a market capitalization between $10 billion and $50 billion; and
•	headquarters in the United States, with consideration given to San Francisco Bay Area companies in the overall peer group.
For fiscal 2023, the Compensation Committee reviewed market data from the following compensation peer group:
•	Affirm	•	HubSpot
•	Asana	•	MongoDB
•	Avalara	•	Okta
•	Cloudflare	•	Paylocity Holdings
•	Confluent	•	Qualtrics International
•	Coupa Software	•	The Trade Desk
•	Crowdstrike	•	Unity Software
•	Datadog	•	Upstart
•	Dynatrace	•	ZoomInfo Technologies
•	HashiCorp	•	Zscaler

Our Compensation Committee removed Anaplan, AppFolio, Appian, BlackLine, C3.ai, Elastic, Everbridge, Fastly, Five9, Q2, SailPoint, Smartsheet, and Workiva from our fiscal 2023 compensation peer group either because the company did not meet one or more of the criteria discussed above and was no longer considered to be a meaningful comparison point or the company ceased to be publicly traded. Our Compensation Committee then added Affirm, Asana, Confluent, CrowdStrike, Datadog, Dynatrace, HashiCorp, HubSpot, MongoDB, Okta, Paylocity Holding, Qualtrics International, The Trade Desk, Unity Software, and Upstart to our fiscal 2023 compensation peer group based on the criteria set forth above.
The Compensation Committee evaluates our peer group annually and modifies the peer group as needed. Given that not all of the peer group companies report data for a position comparable to each of our executive officers, the Compensation Committee also reviews market data from the Radford Global Technology survey. Our Compensation Committee utilizes market data as one reference point along with various other factors, such as the individual’s performance, experience, and competitive market conditions in making compensation decisions.
Principal Elements of Compensation
Base Salary
Base salary is the primary fixed component of our executive compensation program. Base salaries for our executive officers are generally reviewed annually in July of each year. Changes in base salary applicable to fiscal 2022 and fiscal 2023 were effective as of July 1, 2021 and 2022, in accordance with our current practice of reviewing and adjusting compensation at the beginning of the fiscal year. In fiscal 2022 and fiscal 2023, the base compensation for our Named Executive Officers was as follows:
Name	Base Salary Rate as of July 1, 2021	Base Salary Rate as of July 1, 2022	% Change
René Lacerte	$500,000	$550,000	10%
John Rettig	$410,000	$475,000	15.9%
Loren Padelford(1)	n/a	$435,635	n/a
Raj Aji	$350,000	$400,000	14.3%
Bora Chung	$370,000	$400,000	8.1%
(1)
The employment of Mr. Padelford started during fiscal 2023. The initial salary rate is Canadian Dollars (CAD) 577,000. Value converted from CAD to U.S. Dollars (USD) per June 30, 2023 exchange rate of 1 CAD = 0.755 USD.

Base salary adjustments were made with reference to competitive market data and additional considerations described above under “—Compensation Decision-Making Process”, including the scope of role and individual performance of our Named Executive Officers. We seek to provide our executive officers with a base salary that is appropriate for their position and responsibilities, and that provides them with a level of income stability. Base salary adjustments were generally intended to increase alignment with the competitive market range as measured against our peer group for each Named Executive Officer, reflecting our strong performance and changes in our overall compensation framework through our transition from a private to publicly-traded company.
Base salaries and target annual incentive opportunities for our Named Executive Officers were not increased from fiscal 2023 to fiscal 2024. This was based on the Compensation Committee’s determination, including input from the CEO, that cash compensation was competitively positioned relative to market norms among comparable companies.
Annual Cash Bonus Compensation
We use performance-based annual cash bonus opportunities to motivate our executive officers, including our Named Executive Officers, to achieve our annual financial, operational, and strategic business objectives. Under the Fiscal 2023 Bonus Program, our Named Executive Officers were eligible to earn annual cash bonuses based on our achievement of corporate financial goals, as described in detail below.
Target Annual Cash Bonus Opportunities
For purposes of the Fiscal 2023 Bonus Program, our Compensation Committee determined the target annual cash bonus opportunities of our Named Executive Officers expressed as a percentage of their annual base salary. In July 2022, the Compensation Committee set the target annual cash bonus opportunities for Mr. Lacerte, Mr. Rettig,

Mr. Aji, and Ms. Chung for purposes of the Fiscal 2023 Bonus Program. Mr. Padelford’s target bonus opportunity was established in connection with his initial offer of employment in September 2022. The target annual cash bonus opportunities of our Named Executive Officers for fiscal 2022 and 2023 were as follows:
Name	FY22 Target Bonus (% of Base)	FY23 Target Bonus (% of Base)
René Lacerte	100%	100%
John Rettig	80%	80%
Loren Padelford	n/a	100%
Raj Aji	50%	60%
Bora Chung	60%	60%
The actual fiscal 2023 cash bonus for each executive was determined based on the executive’s base salary as of fiscal year-end (which was unchanged during the fiscal year).
Fiscal 2023 Bonus Program Performance Measurement
As we focus on driving durable growth and, increasingly, on enhancing our profitability profile, and in response to stockholder feedback, our Named Executive Officers were eligible to earn a cash bonus in fiscal 2023 based on our level of achievement of both revenue growth and a new profitability metric (weighted equally), with additional consideration given to each executive’s individual performance. The Fiscal 2023 Bonus Program required achievement of top-line and bottom-line performance metrics—specifically, Core Revenue and EBITDA Less Float — to provide incentives that drive the efficient, long-term growth of the Company. We continue to use Core Revenue (as we did in fiscal 2022) because it has been an important metric used by investors to assess the health and trajectory of our business and for fiscal 2023 we also included EBITDA Less Float to drive and reward improving profitability, which was a key focus for us in fiscal 2023. Both our Core Revenue and our EBITDA Less Float goals were weighted equally in determining the corporate performance factor for the fiscal 2023 bonus, with payouts for achievement between threshold, target and maximum levels to be linearly interpolated.
The Fiscal 2023 Bonus Program structure applicable for each of our Named Executive Officers, approved by the Compensation Committee in July 2022, was as follows:
	Threshold	Target	Maximum
Fiscal 2023 Core Revenue (in millions)	$904.7	$978.0	$1,026.9
Percent of Target Performance	92.5%	100%	105%
Payout Percent of Target	50%	100%	150%
	Threshold	Target	Maximum
Fiscal 2023 EBITDA Less Float (in millions)	($25.0)	($20.0)	($10.0)
Percent of Target Performance	n/a	n/a	n/a
Payout Percent of Target	50%	100%	150%
Pursuant to the Fiscal 2023 Bonus Program, following the Compensation Committee’s evaluation of corporate financial performance, each Named Executive Officer’s payout may be adjusted up or down by a maximum of 20% based on an evaluation of each executive’s individual performance during the year.
Fiscal 2023 Bonus Program Payouts
In August 2023, the Compensation Committee determined that our actual fiscal 2023 Core Revenue was $944.7 million and EBITDA Less Float was approximately $9 million. Based on these results, our Compensation Committee approved a corporate performance factor equal to payment at 113.7% of target, as illustrated below:
	Goal Weighting	Target Achievement	Actual Achievement	% of Target Achievement	% Payout
Core Revenue	50%	$978 million	$944.7 million	96.6%	77.3%
EBITDA Less Float	50%	($20 million)	$9 million	n/a	150.0%
Overall Payout					113.7%

Each Named Executive Officer’s overall performance and progress towards or achievement of his or her individual objectives was next reviewed by the Compensation Committee to determine whether the payout determined above should be adjusted upwards or downwards by up to 20% pursuant to the Fiscal 2023 Bonus Program. As a result of this assessment, the Compensation Committee determined to apply a 20% individual performance modifier to Mr. Rettig’s bonus. Mr. Rettig’s individual performance modifier was determined to be reasonable and appropriate because of his exceptional contributions to our strong financial results during the year, including guiding the Company to its first year of non-GAAP profitability, helping to achieve over $1 billion in revenue for the first time in our history, and being instrumental to our acquisition of Finmark. He was also instrumental in helping BILL navigate through the banking crisis in March 2023. Increasing revenue and achieving profitability were among Mr. Rettig’s two key objectives for the year and he successfully achieved them, creating a direct positive outcome for the Company and our stockholders. As a result, the Compensation Committee believed his outstanding personal performance warranted the individual personal modifier as contemplated by the Fiscal 2023 Bonus Program.
Taking into consideration our corporate results and individual performance of our Named Executive Officers, the Compensation Committee approved the following cash bonuses for our Named Executive Officers:
	Target Bonus	Earned Bonus	Bonus % of Target
René Lacerte	$550,000	$625,350	113.7%
John Rettig	$380,000	$518,472	136.4%
Loren Padelford(1)	$350,036	$397,991	113.7%
Raj Aji	$240,000	$272,880	113.7%
Bora Chung(2)	N/A	N/A	N/A
(1)	Mr. Padelford’s bonus target was prorated to reflect his start date of September 12, 2023. Value converted from CAD to USD per July 3, 2023 exchange rate of 1 CAD = 0.752 USD.
(2)	Ms. Chung did not earn an annual bonus payment for fiscal 2023 due to her retirement in October 2022.
Base salaries and target annual incentive opportunities for our Named Executive Officers were not increased from fiscal 2023 to fiscal 2024. This was based on the Compensation Committee’s determination, including input from the CEO, that cash compensation was competitively positioned relative to market norms among comparable companies.
Other Cash Bonus Payments
Mr. Padelford received a signing bonus of $145,224 (CAD $192,350) as an inducement for Mr. Padelford to commence employment with us in September 2022. This signing bonus is subject to repayment in the event Mr. Padelford resigns or is terminated for “cause” before the one-year anniversary of his employment start date.
Equity Compensation
A significant portion of executive pay is delivered as long-term incentive equity awards with multi-year vesting requirements and performance-based metrics to incentivize, reward and retain our Named Executive Officers and drive long-term corporate performance and stockholder value and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. Although our 2019 Plan does not itself mandate minimum vesting periods for specific types of equity awards, we generally provide awards vesting over a four-year time horizon, including a one-year cliff for new hires.
We have historically used equity awards in the form of time-based stock options and RSUs, but our Compensation Committee subsequently transitioned to primarily using RSUs. The Compensation Committee believes that RSUs serve as an important retention vehicle and align the interests of management and stockholders while being less dilutive than stock options.
As discussed above, during fiscal 2023 and in response to, among other things, market trends, our Compensation Committee’s assessment of our overall compensation program, our 2022 Say on Pay Vote results and investor feedback, the Compensation Committee introduced PSUs as a material component of annual equity award allocations for our executive officers.
Annual Equity Compensation
During fiscal 2023, we granted annual long-term incentive awards to each of our Named Executive Officers. The Compensation Committee approved the terms and value of these grants with consideration given to the competitive market data provided by Compensia, the individual performance and contribution of our executives, as well as our strong Company performance relative to both our compensation peers and broader market.
For Mr. Lacerte, Mr. Rettig, and Mr. Aji, the target value of equity approved by the Compensation Committee was allocated 70% to time-vesting RSUs and 30% to performance-based PSUs. For Ms. Chung, the target value of equity approved by the Compensation Committee was allocated 100% to time-vesting RSUs in anticipation of her upcoming retirement. Upon joining our Company in September 2022, Mr. Padelford received awards structured as 70% RSUs and 30% PSUs, in amounts reflecting the value required to incentivize him to join us as a new hire. In all cases, the target award value was converted into shares based on the 30-trading day average closing price of our common stock through the period ending on the day prior to the date of grant. Details of the annual long-term incentive compensation awarded to our Named Executive Officers are as follows:
	Number of:		Target Value of:(1)		Total
Name	PSUs Granted (at Target)	RSUs Granted	PSUs Granted (at Target)	RSUs Granted
René Lacerte	36,747	85,742	$4,500,000	$10,500,000	$15,000,000
John Rettig	29,397	68,594	$3,600,000	$8,400,000	$12,000,000
Loren Padelford(2)	19,495	45,489	$3,000,000	$7,000,000	$10,000,000
Raj Aji	12,249	28,581	$1,500,000	$3,500,000	$5,000,000
Bora Chung	n/a	8,166	n/a	$1,000,000	$1,000,000
(1)
These amounts reflect the Compensation Committee’s methodology for determining the equity awards during its compensation review process and do not reflect the actual economic value that may ultimately be realized by the Named Executive Officers. These amounts do not reflect, and are different from, the grant date fair value of the PSUs and RSUs computed in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs and RSUs computed in accordance with FASB ASC Topic 718 is set forth in the “—Fiscal 2023 Summary Compensation Table” below.

(2)	Mr. Padelford was hired during fiscal 2023 and participated in our annual long-term incentive program as part of the terms of his new hire offer package.
Fiscal 2023 RSUs
The RSUs granted to Mr. Lacerte, Mr. Rettig, and Mr. Aji vest in 16 equal quarterly installments, for a total four-year vesting period. The RSUs granted to Mr. Padelford vest as to 25% after one year and in 12 equal quarterly installments thereafter, for a total four-year vesting period. The RSUs granted to Ms. Chung vest in four equal quarterly installments, for a total one-year vesting period, reflecting her then-upcoming retirement.
Fiscal 2023 PSUs
The PSUs granted to our Named Executive Officers in fiscal 2023 were eligible to be earned based on our level of achievement of a Core Revenue metric, as described above. In addition, the number of shares earned were subject to a maximum equal to 100% of target if our fiscal 2023 Non-GAAP Net Income did not exceed a $45 million threshold during the year.
Core Revenue was selected as the key performance metric for the fiscal 2023 PSUs as well as our Fiscal 2023 Bonus Program because our Compensation Committee determined that one of the most important factors in increasing stockholder value in fiscal 2023 was Core Revenue growth. Our Compensation Committee considered a variety of factors, including our continued growth, our dynamic, highly competitive and fast-moving industry and the difficulty of predicting future performance in such an environment, and concluded that a one-year Core Revenue-based performance metric incentivized our executives to focus on achieving performance objectives directly connected to our growth plan and, as a result, aligned their success with the interests of our stockholders.

In addition, to promote profitability, fiscal 2023 PSU achievement was capped at a maximum of 100% of target if our Non-GAAP Net Income did not exceed a $45 million threshold during the year. The Compensation Committee included this cap as a guardrail to ensure that Core Revenue performance was achieved in a sustainable way. Core Revenue achievement between the threshold, target and maximum levels, and the corresponding number of fiscal 2023 PSUs that would be eligible to vest, would be linearly interpolated. Further information regarding the target, threshold, and maximum values for our fiscal 2023 PSUs are set forth in the table below.
	Threshold	Target	Maximum
Fiscal 2023 Core Revenue (in millions)	$904.7	$978.0	$1,075.8
Percent of Target Performance	92.5%	100%	110%
Payout Percent of Target	50%	100%	200%
In August 2023, the Compensation Committee certified that our actual fiscal 2023 Core Revenue was $944.7 million and our fiscal 2023 Non-GAAP Net Income was $194.4 million.2 As a result, the Compensation Committee determined that the fiscal 2023 PSUs were achieved at 77.3% of target. One-third of achieved shares vested on August 28, 2023, with remaining achieved shares to vest quarterly over the following two years subject to the executive’s continued service. The actual numbers of Fiscal 2023 PSUs that were achieved and eligible to vest for each of our Named Executive Officers (other than Ms. Chung) are set forth in the table below.
Name	Fiscal 2023 PSUs Achieved
René Lacerte	28,405
John Rettig	22,723
Loren Padelford	15,069
Raj Aji	9,468
Fiscal 2024 Equity Program
Our Compensation Committee continued to build upon our performance-based compensation program in fiscal 2024, awarding additional PSUs to our Named Executive Officers, increasing the percentage of total compensation represented by PSUs, and diversifying the vesting conditions by adding a three-year relative TSR performance goal as described above under “—Compensation Changes for Fiscal 2024”.
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For Mr. Lacerte and Mr. Rettig, approximately 40% of the target PSU value awarded in August 2023 is based on relative TSR (approximately 37.5% for Mr. Padelford and Mr. Aji). Vesting is contingent upon our TSR percentile ranking during a three-year performance period, beginning July 1, 2023 and ending June 30, 2026, relative to the companies included in the Russell 3000 index. 100% of earned shares vest at the end of the three-year period, subject to the executive’s continued service.

○
For Mr. Lacerte and Mr. Rettig, approximately 60% of the target PSU value awarded in August 2023 was in the form of financial metric PSUs (approximately 62.5% for Mr. Padelford and Mr. Aji), similar to those introduced in fiscal 2023. These PSUs are eligible to be earned based on our level of achievement of a Core Revenue target for fiscal 2024, which is meaningfully higher than the Core Revenue target for fiscal 2023. The PSUs are capped at 100% of target if our fiscal 2024 Non-GAAP Net Income does not exceed a defined threshold during the year. 1/3 of any achieved PSUs will vest shortly following achievement, and the balance will vest quarterly over two years, subject to the executive’s continued service.

Additional Information
Offer Letters
We have entered into offer letters with each of our Named Executive Officers other than Mr. Padelford, for whom we entered into an Employment Agreement, as is customary for Canadian employees. Each of these offer letters and agreements provide for at-will employment and generally include the Named Executive Officer’s initial base salary and an indication of eligibility for an annual cash incentive award opportunity. Each of our Named Executive Officers is also eligible to participate in our employee benefit plans, including health insurance, that we offer to our employees. In addition, each of our Named Executive Officers has executed a form of our standard confidential information, invention assignment agreement and indemnification agreement.
[2]	Please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” for reconciliation.

Post-Employment Compensation Arrangements
The Compensation Committee considers maintaining a stable and effective management team to be essential to protecting the best interests of BILL and our stockholders. Accordingly, we have entered into change in control and severance agreements with each of our Named Executive Officers. These agreements are intended to align with competitive market practice among peers and the broader software market. In addition, change-in-control benefits support continued retention and continuity with respect to their roles and responsibilities without the distraction that may arise from the possibility or occurrence of a change in control of BILL. The benefits under the change in control and severance agreements generally supersede all other cash severance and vesting acceleration arrangements. For detailed descriptions of the post-employment compensation arrangements, we maintain with our Named Executive Officers as well as an estimate of the potential payments and benefits payable under these arrangements, see “—Potential Payments upon Termination or Change in Control” below.
Stock Ownership Guidelines
To further align the interests of our executive officers with those of our stockholders and to promote a long-term perspective in managing our Company, in October 2021, we adopted a stock ownership policy for our Chief Executive Officer, Chief Financial Officer and other executive officers (as defined in Rule 16a-1(f) promulgated under the Exchange Act), including each of our Named Executive Officers. Our stock ownership policy requires each executive officer to acquire and hold a number of shares of our common stock equal in value to a multiple of such executive officer’s annual base salary, in each case, until he or she ceases to be an executive officer. The multiple for our Chief Executive Officer is five times his annual base salary, the multiple for our Chief Financial Officer is three times his annual base salary, and the multiple for our other executive officers is two times his or her annual base salary. For purposes of our stock ownership policy, we only count directly and beneficially owned shares, including shares purchased through our 2019 ESPP or 401(k) Plan, if applicable, shares underlying vested RSUs that are held or deferred, shares received on exercise of stock options and shares held in trust. Each executive officer has until the last day of our fiscal year that includes the fifth anniversary of the later of his or her designation as an executive officer and the effective date of the policy to obtain the required ownership level. The Compensation Committee may make exceptions in situations where the stock ownership policy would cause a severe hardship.
Compensation Recovery “Clawback” Policy
In October 2021, our Board adopted a policy providing for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results and such executive officer’s fraud or intentional misconduct contributed to the need for such restatement, and the compensation earned by such executive officer exceeds what could have been earned by such executive officer based on the restated financial results, in all cases as determined by our Compensation Committee.
In September 2023, our Board adopted a restated clawback policy providing for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results in compliance with the final rules promulgated by the SEC under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Rule 10D-1 and the NYSE. The policy applies to our Chief Executive Officer, Chief Financial Officer, and other executive officers, including each of our Named Executive Officers. The recovery period extends up to three most recently-completed fiscal years prior to the date of the restatement, with respect to incentive-based compensation granted or received after the effective date of the SEC rules.
Anti-hedging Policy
Under our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers, and Board members, from hedging the risk associated with ownership of shares of BILL common stock and other securities.
Anti-pledging Policy
Under our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers, and Board members from pledging any BILL securities as collateral for a loan, except as specifically approved by our Chief Compliance Officer.

Employee Benefits and Perquisites
In fiscal 2023, our Named Executive Officers were eligible to receive the same employee benefits generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. This included medical, dental, and vision benefits, flexible spending accounts, short-term and long-term disability insurance, life insurance, and accidental death and dismemberment insurance. Our employee benefits programs are designed to be affordable and competitive to the market in which we compete for talent.
In addition, in fiscal 2023, we provided a tax equalization benefit for Mr. Padelford, a Canadian resident to address duplicative withholding in connection with his initial onboarding.
Tax and Accounting Treatment of Compensation
Our Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), limits the amount that we may deduct from our federal income taxes for remuneration paid to our Named Executive Officers (other than our Chief Financial Officer) to $1 million dollars per executive officer per year.
In approving the amount and form of compensation for the Named Executive Officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). The Compensation Committee believes, however, that our stockholder interests are best served by retaining its discretion and flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expense.
No Tax Reimbursement of Parachute Payments and Deferred Compensation
We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2020, and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.
Accounting Treatment
We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors over the period during which the award recipient is required to perform services in exchange for the award. We determine both the grant date fair value and the service period based on applicable accounting standards. This calculation is performed for accounting purposes and reported in the compensation tables included in this Proxy Statement.
401(k) Plan
We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. With certain exceptions, all employees who have attained at least 21 years of age are eligible to participate in the plan on the first day of the month occurring after the employee satisfies the eligibility requirements. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on contributions under the Code. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s interest in his or her deferral contributions is 100% vested when contributed. We may make discretionary matching contributions, which contributions will be subject to vesting conditions.

Limitations on Liability and Indemnification Matters
Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.
Our Charter and Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions of our amended and restated certificate of incorporation, Bylaws, and indemnification agreements are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Charter and Bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

REPORT OF THE COMPENSATION COMMITTEE
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with the Company’s management. Based on that review and those discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2023.
Submitted by the Compensation Committee
Scott Wagner, Chair
Brian Jacobs
Allison Mnookin
Alison Wagonfeld

Fiscal 2023 Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered to us during fiscal 2021, fiscal 2022 and fiscal 2023, as applicable:
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(9)	Total
René Lacerte Chief Executive Officer	2023	$550,000	$0	$16,545,814	$0	$625,350	$0	$17,721,164
	2022	$500,000	$0	$8,931,316	$3,700,211	$797,500	$0	$13,929,027
	2021	$444,500	$0	$0(7)	$0(7)	$759,000	$0	$1,203,500
John Rettig Chief Financial Officer and EVP, Finance and Operations	2023	$475,000	$0	$12,974,008(3)	$0	$518,472	$0	$13,967,481
	2022	$409,740	$0	$21,352,008	$1,435,421	$570,270	$0	$23,767,439
	2021	$372,000	$0	$0(7)	$0(7)	$526,500	$0	$898,500
Loren Padelford Chief Commercial Officer	2023	$351,479(5)	$145,224(6)	$8,687,061	$0	$397,991(8)	$31,134(9)	$9,612,889
Raj Aji Chief Legal and Compliance Officer	2023	$400,000	$0	$5,405,892	$0	$272,880	$0	$6,078,773
	2022	$350,000	$0	$1,732,776	$717,649	$266,438	$0	$3,066,863
	2021	$299,496	$0	$0(7)	$0(7)	$216,169	$0	$515,665
Bora Chung(4) Former Chief Experience Officer	2023	$118,974	$0	$1,081,178	$0	$0	$2,677	$1,202,830
	2022	$370,000	$0	$1,949,349	$807,452	$370,185	$0	$3,496,986
	2021	$339,500	$0	$0(7)	$0(7)	$276,372	$0	$615,872
(1)
Amounts represent the aggregate grant date fair value of the stock awards in the form of RSUs and PSUs, awarded to the named executive officer during fiscal 2023, as applicable, in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 11 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2023. Such grant-date fair market value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column reflect the accounting cost for these RSUs and PSUs and do not correspond to the actual economic value that may be received by our named executive officers from the RSUs and PSUs. We computed the grant date fair value of PSU awards based on our achievement of the PSU awards' performance conditions at 100% of target. If the PSUs were instead valued based on the maximum outcome of the applicable performance condition (i.e., based on maximum level performance), the total amount for the PSU awards reported in this column for fiscal 2023 would increase as follows: Mr. Lacerte from $4,963,785 to $9,927,570, Mr. Rettig from $3,892,163 to $7,784,326, Mr. Padelford from $2,606,092 to $5,212,183, and Mr. Aji from $1,621,768 to $3,243,535.

(2)
The amounts reported represent payments made under our Fiscal 2023 Bonus Plan in respect of service in fiscal 2023, as described above in “—Principal Elements of Compensation –Annual Cash Bonus Compensation".

(3)
Amount includes PSU and RSU awards for Mr. Rettig. The PSUs granted in fiscal 2022 are considered to have a “market condition” for accounting purposes and are therefore valued using a lattice model simulation analysis, specifically a Monte Carlo simulation, as disclosed in Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2022.

(4)
Ms. Chung departed from her role as Chief Experience Officer effective October 31, 2022, and continued to serve as a consultant through June 30, 2023. The amount in the All Other Compensation column reflects the approximate value of 2 months of COBRA benefits.

(5)
Mr. Padelford commenced employment September 12, 2022 at an initial base salary of CAD 577,000.00. Salary and Non-Equity Incentive Plan Compensation are prorated to reflect actual service time in fiscal 2023. Mr. Padelford salary value converted from CAD to USD per June 30, 2023 exchange rate of 1 CAD = 0.755 USD.

(6)	Mr. Padelford received a new hire sign on bonus of CAD 192,350 in October 2022. Value converted from CAD to USD per June 30, 2023 exchange rate of 1 CAD = 0.755 USD.
(7)
The Compensation Committee changed the cadence for the grant of long-term annual equity grants for our executive officers, to the first quarter of each fiscal year. As a result, our Named Executive Officers were awarded annual equity grants in July 2021 (in fiscal 2022) and received no annual equity grants during fiscal 2021.

(8)
Represents the amount actually approved by the Compensation Committee in USD. Value converted from CAD to USD based on exchange rate of 1 CAD = 0.752 USD as of July 3, 2023, the date on which the Compensation Committee certified the aggregate value of Mr. Padelford's annual bonus.

(9)
Consists of $31,134 in tax benefits for Mr. Padelford, a Canadian resident, to address duplicative withholding in connection with his initial onboarding. Mr. Padelford will repay this amount in fiscal 2024.

Fiscal 2023 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2023 for each of our Named Executive Officers under any plan. This information supplements the information about these awards set forth in the “—Fiscal 2023 Summary Compensation Table” above.
Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Shares of Stock Options(2)	Grant Date Fair Value of Stock Awards(3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
René Lacerte	Cash	—	$275,000	$550,000	$990,001				—	—	—
	RSU	7/30/2022	—	—	—				85,742	—	$11,582,029
	PSU	7/30/2022	—	—	—	18,374	36,747	73,494		—	$4,963,785
John Rettig	Cash	—	$190,000	$380,000	$684,000				—	—	—
	RSU	7/28/2022	—	—	—				68,594	—	$9,081,846
	PSU	7/28/2022	—	—	—	14,699	29,397	58,794			$3,892,163
Loren Padelford	Cash	—	$175,018	$350,036	$630,064(4)				—	—	—
	RSU	9/28/2022	—	—	—				45,489	—	$6,080,970
	PSU	9/28/2022				9,748	19,495	38,990		—	$2,606,092
Raj Aji	Cash	—	$120,000	$240,000	$432,000				—	—	—
	RSU	7/28/2022	—	—	—				28,581	—	$3,784,124
	PSU	7/28/2022	—	—	—	6,125	12,249	24,498		—	$1,621,768
Bora Chung	Cash	—	$120,000	$240,000	$432,000(5)				—	—	—
	RSU	7/28/2022							8,166	—	$1,081,178
(1)
The amounts reported reflect the threshold, target and maximum performance-based cash incentive compensation amounts that could have been paid for fiscal 2023 under the Fiscal 2023 Bonus Program for the Named Executive Officers. The types and weighting of the performance measures under the Fiscal 2023 Bonus Program are described above under “Compensation Discussion & Analysis—Fiscal 2023 Bonus Program Performance Measurement”.

(2)	The vesting schedule of each stock award granted is set forth in the "—Outstanding Equity Awards at 2023 Year End Table" below.
(3)
Amounts represent the aggregate grant date fair value of the stock awards in form of RSUs and PSUs, awarded to the named executive officer during fiscal 2023, as applicable, in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 11 of the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2023. Such grant-date fair market value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column reflect the accounting cost for these RSUs and PSUs and do not correspond to the actual economic value that may be received by our named executive officers from the RSUs and PSUs. In particular, amounts in this column include the grant date fair value of the fiscal 2023 PSUs, as computed in accordance with ASC 718, assuming the probable outcome of related performance conditions, which we have expected to be achieved at 100% of target for the fiscal 2023 PSUs.

(4)
As Mr. Padelford commenced employment September 12, 2022, his Non-Equity Incentive Plan Award is prorated to reflect service time in fiscal 2023. Value converted from CAD to USD per July 3, 2023 exchange rate of 1 CAD = 0.752 USD during planning.

(5)	Ms. Chung departed from her role as Chief Experience Officer effective October 31, 2022, therefore she became ineligible for, and did not receive, a fiscal 2023 Non-Equity Incentive Plan Award.

Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options, RSUs, and PSUs held as of June 30, 2023. The equity awards listed below are subject to acceleration upon certain specified events; for more information, see “—Potential Payments upon Termination or Change in Control” below.
		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That have not Vested	Market Value of Shares or Units of Stock that have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(1)
Name	Grant Date	Exercisable	Unexercisable	Exercise Price	Expiration Date
René Lacerte	8/2/2018(2)	191,456	0	$5.26	8/1/2028	—	—	—	—
	2/13/2019(3)	650,000	0	$8.76	2/12/2029	—	—	—	—
	5/28/2020(5)	71,250	23,750	$69.37	5/28/2030	—	—	—	—
	5/28/2020(6)	—	—	—	—	40,000	$4,674,000	—	—
	7/21/2021(8)	12,184	15,667	$200.42	7/21/2031	—	—	—	—
	7/21/2021(9)	—	—	—	—	25,067	$2,929,079	—	—
	7/30/2022(12)	—	—	—	—	69,665	$8,140,355	—	—
	7/30/2022(13)	—	—	—	—	28,405	$3,319,124	—	—
John Rettig	8/2/2018(2)	7	0	$5.26	8/1/2028	—	—	—	—
	2/13/2019(3)	96,300	0	$8.76	2/12/2029	—	—	—	—
	5/28/2020(5)	14,250	8,750	$69.37	5/28/2030	—	—	—	—
	5/28/2020(6)	—	—	—	—	15,000	$1,752,750	—	—
	7/20/2021(8)	4,874	6,267	$194.41	7/20/2031	—	—	—	—
	7/20/2021(9)	—	—	—	10,027	1,171,655	—	—
	12/13/2021(10)	—	—	—	—	21,875	$2,556,094	—	—
	12/31/2021(11)	—	—	—	—	—	—	50,000	$5,842,500
	7/28/2022(12)	—	—	—	—	55,733	$6,512,401	—	—
	7/28/2022(13)	—	—	—	—	22,723	$2,655,183	—	—
Loren Padelford	9/28/2022(14)	—	—	—	—	45,489	$5,315,390	—	—
	9/28/2022(13)	—	—	—	—	15,069	$1,760,813	—	—
Raj Aji	5/15/2019(4)	7,812	0	$11.20	5/14/2029	—	—	—	—
	5/28/2020(5)	3,342	2,500	$69.37	5/28/2030	—	—	—	—
	5/28/2020(6)	—	—	—	—	3,750	$438,188	—	—
	7/20/2021(8)	1,740	3,134	$194.41	7/20/2031	—	—	—	—
	7/20/2021(9)	—	—	—	—	5,014	$585,886	—	—
	7/28/2022(12)	—	—	—	—	23,222	$2,713,491	—	—
	7/28/2022(13)	—	—	—	—	9,468	$1,106,336	—	—
Bora Chung	2/13/2019(3)	0	0	$8.76	2/12/2029	—	—	—	—
	5/15/2019(4)	0	0	$11.20	5/14/2029	—	—	—	—
	5/28/2020(5)	938	0	$69.37	5/28/2030	—	—	—	—
	7/20/2021(8)	2,741	0	$194.41	7/20/2031	—	—	—	—
(1)	The dollar amounts shown are determined by multiplying the number of unvested shares or units by $116.85, the closing price of our common stock on the last trading day of fiscal 2023.
(2)	The stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option each month following the August 2, 2018 vesting commencement date.
(3)
The stock option vests at a rate of 1/2 of the shares of our common stock underlying the stock option on the two-year anniversary of the December 10, 2018 vesting commencement date and an additional 1/48th of the shares of our common stock underlying the stock option monthly thereafter.

(4)
The stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option following a one year cliff and then 1/48th each month following the December 10, 2018 vesting commencement date.

(5)	The stock option vests at a rate of 1/16th of the shares of our common stock underlying the stock option each quarter following the May 28, 2020 vesting commencement date.
(6)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award each quarter following the May 28, 2020 vesting commencement date.
(7)	The stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option each month following the December 10, 2018 vesting commencement date.

(8)	The stock option vests at a rate of 1/16th of the shares of our common stock underlying the stock option each quarter following the August 28, 2021 vesting commencement date.
(9)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award each quarter following the August 28, 2021 vesting commencement date.
(10)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award quarterly over four years, beginning February 28, 2022.
(11)
Reflects target achievement for Mr. Rettig’s PSU award; there is no threshold for the PSU. The PSU includes three tranches, each subject to achievement of price-based goals during a five-year performance period commencing on the date of grant. To the extent achieved, the first, second and third tranches may vest no earlier than December 1, 2022, 2023 and 2024, respectively.

(12)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award each quarter following the August 28, 2022 vesting commencement date.
(13)
The shares shown reflect the final achievement of the fiscal 2023 PSUs, as described in Compensation Discussion & Analysis. The achieved shares vest at a rate of 1/3rd of the shares of our common stock underlying the award following the certification of fiscal 2023 results on August 28, 2023, and then 1/8th quarterly over the next two years.

(14)	The stock award vests at a rate of 1/4th of the shares of our common stock underlying the award following a one year cliff and then quarterly thereafter beginning November 28, 2022.
Fiscal 2023 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during fiscal 2023 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
René Lacerte	15,000	$1,641,585	67,218	$7,559,783
John Rettig	91,107	$11,040,259	41,067	$4,566,929
Loren Padelford	—	—	—	—
Raj Aji	20,188	$2,446,827	11,337	$1,229,895
Bora Chung	61,146	$7,401,923	14,881	$1,629,867
(1)
The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our common stock on the date of exercise and the aggregate exercise price of the stock option. Amounts shown are presented on an aggregate basis for all exercises that occurred during fiscal 2023.

(2)
The aggregate value realized upon the vesting and settlement of an RSU is based on the closing price on NYSE of our common stock on the day of vesting, except where day of vesting falls on weekend, it is the closing price on NYSE on the closest prior trading day. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred during fiscal 2023.

Potential Payments upon Termination or Change in Control
Change in Control and Severance Agreements
We have entered into change in control and severance agreements (CIC agreements) with each of our executive officers, including our Named Executive Officers, which provide for the following benefits if the executive is terminated by us without cause (as such term is defined in the CIC agreement) outside of a change in control (as such term is defined in the CIC agreement) in exchange for a customary release of claims: (i) a lump sum severance payment of six months base salary for our executive officers (eighteen months for our Chief Executive Officer and twelve months for our Chief Financial Officer and Chief Commercial Officer), (ii) a lump sum payment equal to the executive officer’s then-current target bonus opportunity prorated for the months served during the bonus year, and (iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for the same period of time as the salary severance.
If the executive officer’s employment is terminated by us without cause or by the executive for good reason (as such term is defined in the CIC agreement) within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the twelve months following a change in control, the CIC agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of twelve months base salary and 100% of target bonus for our executive officers (eighteen months base salary and 150% target bonus for our Chief Executive Officer), (ii) a lump sum payment equal to the executive officer’s then-current target bonus opportunity prorated for the number of months served out of the bonus year, (iii) 100% acceleration of any then-unvested equity awards (unless provided otherwise in a performance-based equity award agreement), and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for the same period of time as the salary severance. Each CIC agreement is in effect for three years, with automatic renewals unless notice is given by us to the executive officer three months prior to expiration.
We believe that these arrangements are designed to align the interests of our Named Executive Officers and our stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. All payments, benefits and acceleration of vesting of outstanding equity awards in the event of a change in control of BILL are payable only if there is a subsequent loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). The benefits under the change in control and severance agreements supersede all other cash severance and vesting acceleration arrangements.
Fiscal 2023 PSUs
In the event that a change in control had occurred while the performance period for the fiscal 2023 PSUs was on-going, the Non-GAAP Net Income Threshold would be disregarded, and the Core Revenue performance metric would be deemed achieved at the greater of target level or actual performance (as determined by the Board or the Compensation Committee in its sole discretion) as of such date. The resulting achieved PSUs would then vest as to 1/3rd on the regular quarterly vesting date following the change in control and 2/3rds over eight quarters thereafter, subject to the executive’s continued service. Such post-change in control time-vesting PSUs would be eligible for the double trigger acceleration set forth in the CIC Agreement described above.
CFO December 2021 PSU
While Mr. Rettig’s PSU granted in December 2021, which is subject to three increasing stock price goals, remains outstanding and eligible to be achieved. In the event of a change in control, the stock price goals shall be determined by reference to the price per share paid in such change in control. In the case of achievement between two stock price goals based on such per share price paid in a change in control, the achievement and resulting number of shares eligible to vest will be interpolated. Any resulting achieved shares will be subject to time-based vesting, and such post-change in control time-vesting PSUs would be eligible for the double trigger acceleration set forth in the CIC Agreement described above.
Bora Chung
On October 31, 2022 Ms. Chung ceased employment as our Chief Experience Officer, and also entered into a Separation Agreement, which provided for the payment of two months of COBRA premiums, which the Compensation Committee determined were reasonable payment in exchange for a customary release of claims against the Company. Ms. Chung did not receive any cash severance or equity acceleration. Upon her final day of employment, Ms. Chung was no longer eligible for the benefits of the CIC Agreement. On the same day, Ms. Chung entered into a Consulting Agreement with the Company, pursuant to which Ms. Chung provided consulting services to the Company through June 30, 2023, and in consideration for such services, Ms. Chung’s outstanding equity awards continued to vest pursuant to their terms during her term of service as a consultant of the Company.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our Named Executive Officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on June 30, 2023, and the price per share of our common stock was the closing price on the NYSE as of June 30, 2023, which was $116.85. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
	Qualifying Termination - No Change in Control				Qualifying Termination - Change in Control
Name	Cash Severance(1)	Non-Equity Incentive Plan Compensation ($)(5)	Continuation Of Medical Benefits(2)	Total	Cash Severance(1)	Non-Equity Incentive Plan Compensation ($)(5)	Continuation of Medical Benefits(2)	Value of Accelerated Vesting(3)	Total
René Lacerte	$825,000(4)	$550,000	$29,215	$1,404,215	$1,650,000(4)	$550,000	$29,215	$20,190,259	$22,419,474
John Rettig	$475,000(6)	$380,000	$25,057	$880,057	$855,000(6)	$380,000	$25,057	$15,063,635(8)	$16,323,692
Loren Padelford(9)	$435,635(6)	$435,635	$2,868	$874,138	$871,270(6)	$435,635	$2,868	$7,076,277	$8,386,050
Raj Aji	$200,000(7)	$240,000	$9,738	$449,738	$640,000(6)	$240,000	$19,477	$4,962,656	$5,862,132
Bora Chung(10)			$2,677	$2,677
(1)	The cash severance amount was determined based on the base salaries (and if applicable, target bonus award opportunities) in effect as of June 30, 2023.
(2)	Reflects the estimated cost of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (medical, dental and vision) continuation coverage, as applicable, during the severance period.
(3)
The value of accelerated vesting is calculated based on the per share closing price on NYSE as of June 30, 2023, which was $116.85, less, if applicable, the aggregate exercise price of each outstanding unvested stock option. The value of accelerated vesting includes 100% of each of the executive’s then outstanding unvested time-based equity awards as of June 30, 2023. The value of accelerated vesting includes 100% of the earned fiscal 2023 PSUs, which were earned upon the achievement of a Core Revenue metric during the fiscal 2023, as described in “—Equity Compensation—Fiscal 2023 PSUs,” as certified by the Compensation Committee in August 2023, and eligible to time-vest following such certification. The value of accelerated vesting does not include any of the PSUs granted to Mr. Rettig in December 2021 (Rettig PSUs) because none of the Rettig PSU stock price targets were achieved as of June 30, 2023 (and none would have been achieved when using the closing price of our Class A common stock as of June 30, 2023 $116.85 as the assumed change in control per share value), and therefore no Rettig PSUs were eligible for acceleration.

(4)	Amount represents 18 months of base salary (under no change incontrol) and 18 months of base salary plus target annual bonus opportunity (under change in control).
(5)
Amount represents the executive officer’s then-current target bonus opportunity prorated for the months served during the bonus year. Amounts in table above reflect the executive's annual target bonus opportunity given the assumed triggering event date of June 30, 2023.

(6)	Amount represents 12 months of base salary (under no change in control) and 12 months of base salary plus target annual bonus opportunity (under change in control).
(7)	Amount represents 6 months of base salary.
(8)	Excludes PSUs granted in December 2021 due to the closing share price on NYSE as of June 30, 2023, which was $116.85, as discussed in footnote 3 above.
(9)
Value converted from CAD to USD per June 30, 2023 exchange rate of 1 CAD = 0.755 USD. Amounts reflect contractual obligations as set forth in Mr. Padelford’s Employment Agreement, which may be increased if required by applicable local law.

(10)	Reflects the approximate value of two months of COBRA benefits. Due to her termination as an employee of the Company in October 2022, Ms. Chung is not eligible for any other severance benefits.

PAY-VERSUS-PERFORMANCE DISCLOSURE
The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with shareholder interests and links pay to performance through a blend of short-term and long-term performance measures.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to “Compensation Discussion and Analysis” above.
Pay-Versus-Performance Table

Year[1]	Summary Compensation Table Total for PEO[2]	Compensation Actually Paid to PEO[3]	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[2]	Average Compensation Actually Paid to Non- PEO Named Executive Officers[3]	Value of Initial Fixed $100 Investment Based On:		Net Income[6]	Company-Selected Measure: Core Revenue[7]
					Total Stockholder Return[4]	Peer Group Total Stockholder Return[4,5]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$17,721,164	$18,224,752	$7,715,493	$7,289,711	$130	$173	-$223,725,000	$944,700,000
2022	$13,929,027	$6,016,600	$35,416,613	$17,964,941	$122	$123	-$326,361,000	$633,400,000
2021	$1,203,500	$88,064,283	$2,481,593	$19,844,278	$203	$142	-$98,720,000	$221,900,000

1
During fiscal years 2021, 2022, and 2023 our principal executive officer (PEO) was Rene Lacerte. The names of each non-PEO Named Executive Officer included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

FY2023	FY2022	FY2021
• John Rettig • Rajesh Aji • Bora Chung • Loren Padelford	• John Rettig • Bora Chung • Thomas Clayton • Mark Lenhard • Blake Murray	• John Rettig • Rajesh Aji • Bora Chung • Thomas Clayton
2
The dollar amounts reported in columns (b) and (d) are the amounts reported for our PEO and the average of our non-PEO Named Executive Officers, respectively, for each corresponding year in the “Total” column above in the Fiscal 2023 Summary Compensation Table.

3
The dollar amounts reported in column (c) and (e) represent the amount of “compensation actually paid” to our PEO and Non-PEO Named Executive Officers in each respective year. The dollar amounts do not reflect the actual amount of compensation earned or received during the applicable fiscal year. There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating the compensation actually paid from the assumptions used to compute the valuation of such equity awards as of the grant date. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation of our PEO and non-PEO Named Executive Officers for each year to determine the “compensation actually paid” to each such person:

PEO			2021	2022	2023
	Summary Compensation Table - Total Compensation	(a)	$1,203,500	$13,929,027	$17,721,164
–	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$0	$12,631,527	$16,545,814
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$0	$5,416,697	$11,459,530
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$55,336,221	-$17,887,670	$462,271
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$2,585,966	$1,599,715
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$31,524,562	$14,604,107	$3,527,886
–	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0	$0
=	Compensation Actually Paid		$88,064,283	$6,016,600	$18,224,752

Non-PEO Named Executive Officer Average			2021	2022	2023
	Summary Compensation Table - Total Compensation	(a)	$2,481,593	$35,416,613	$7,715,493
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$1,817,882	$34,561,864	$7,037,035
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$3,435,522	$17,466,648	$5,075,584
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$11,795,528	-$4,356,696	$148,572
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$632,108	$605,602
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$3,949,517	$3,907,402	$781,495
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$539,270	$0
=	Compensation Actually Paid		$19,844,278	$17,964,941	$7,289,711
4
Company and Peer Group total shareholder return is calculated by assuming that a $100 investment was made on the close of trading on June 30, 2020 and reinvesting all dividends until the last day of each reported fiscal year.

5	The peer group used is the S&P 500 Information Technology index, as used in the performance graph shown in our annual report.
6	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
7
The Company-Selected metric is Core Revenue. Core Revenue growth continues to be viewed as a key metric of our business performance and aligned with long term stockholder value creation as reflected in its use in our fiscal 2023 annual bonus plan and fiscal 2023 PSU awards. Core Revenue represents subscription and transaction fees, and is calculated as our total revenue for the fiscal year, less interest earned on funds held for customers.

Financial Performance Measures
The financial performance measures listed below represent all of the financial performance measures that were used to determine the compensation actually paid to our named executive officers in FY2023:
•	Core Revenue;
•	EBITDA Less Float; and
•	Non-GAAP Net Income.

Compensation Actually Paid and Company TSR and Peer Group TSR
The following chart illustrates the relationship between our Compensation Actually Paid and TSR:

Compensation Actually Paid and Net Income
The following chart illustrates the relationship between our Compensation Actually Paid and Net Income:

Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income
Compensation Actually Paid ($000)
$100,000
$80,000
$60,000
$40,000
$20,000
$0
Net Income ($ Millions)
$0
-$50
-$100
-$150
-$200
-$250
-$300
-$350
$88,064
$19,844
$6,017
$17,965
$18,225
$7,290
-$99
-$326
-$224
2021
2022
2023

Compensation Actually Paid and Revenue
The following chart illustrates the relationship between our Compensation Actually Paid and Core Revenue:

Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company Selected Measure - Revenue
2021
2022
2023
Compensation Actually Paid ($000)
$100,000
$80,000
$60,000
$40,000
$20,000
$0
Revenue ($M)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$88,064
$19,844
$6,017
$17,965
$18,225
$7,290
$222
$633
$945

CEO PAY RATIO
The following table presents the median of the annual total compensation of all our employees (other than Mr. Lacerte, our CEO), the annual total compensation of Mr. Lacerte and the ratio between the two. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
FY2023 CEO annual total compensation	$17,721,164.78
FY2023 median employee annual total compensation	$205,382.25
Ratio of CEO to median employee annual total compensation	86:1
In identifying our median employee, we chose June 30, 2023, which is the last day of our most recently completed fiscal year, as the determination date. The pay ratio disclosure rules allow companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 84 non-U.S. employees as follows: 80 employees in Australia, three employees in Canada and one employee in New Zealand. After taking into account the de minimis exemption, 2,388 full-time employees who were employed by us (including our consolidated subsidiaries) in the U.S., including employees on a leave of absence, on the determination date were considered for identifying the median employee.
To identify our median employee, we used a consistently applied compensation measure consisting of annual base salary earned, actual bonuses earned, and grant date fair value of equity awards granted to our employees, excluding our CEO, for the 12-month period from July 1, 2022, through June 30, 2023. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of our employees. We did not make any cost-of-living adjustment. We did not include any independent contractors or other non-employee workers in our employee population. Using this approach, we selected the individual at the median of our employee population. We then calculated annual total compensation for this employee using the same methodology we use for our named executive officers as set forth in our Fiscal 2023 Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Fiscal 2023 Summary Compensation Table.
SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC explained when it adopted these rules, in considering the pay-ratio disclosure, stockholders should keep in mind that the rules were not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather were designed to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of June 30, 2023 with respect to compensation plans under which shares of our common stock may be issued.
Plan category	Number of securities to be issued upon exercise of stock options and release of RSUs (#)	Weighted– average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	6,642,390	$19.49	9,759,507(3)
Equity compensation plans not approved by security holders(4)
Total
(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the release of RSUs upon vesting, because RSUs have no exercise price.
(2)
Includes the 2006 Equity Incentive Plan (2006 Plan), the 2016 Equity Incentive Plan (2016 Plan) and the 2019 Plan and excludes purchase rights accruing under the 2019 Employee Stock Purchase Plan (2019 ESPP).

(3)
There are no shares of common stock available for issuance under our 2006 Plan or 2016 Plan, but those plans will continue to govern the terms of stock options and RSUs previously granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2006 Plan or 2016 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2019 Plan. In addition, the number of shares reserved for issuance under our 2019 Plan increased automatically by 5,327,510 on July 1, 2023 and will increase automatically on the first day of July of each of 2024 through 2029 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding June 30 or a lower number approved by our Board. As of June 30, 2023, there were 3,477,498 shares of common stock available for issuance under the 2019 ESPP. The number of shares reserved for issuance under our 2019 ESPP increased automatically by 1,065,502 on July 1, 2023 and will increase automatically on the first day of July of each year during the term of the 2019 ESPP by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding June 30 or a lower number approved by our Board.

(4)
Excludes outstanding options to acquire 107,017 shares of common stock with a weighted average exercise price of $17.63 that were assumed by us in connection with the acquisition of DivvyPay, Inc. Excludes outstanding options to acquire 22,724 shares of common stock with a weighted average exercise price of $35.49 that were assumed by BILL in connection with the acquisition of Invoice2go. No additional awards will be made under such plans.

OUR PROPOSALS
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
The current terms of four directors expire at the Annual Meeting, and all four of such directors are standing for re-election at the Annual Meeting.
Each director nominee elected will hold office until the 2026 Annual Meeting of Stockholders and until a successor has been duly elected and qualified unless, prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation or removal.
Name	Age	Position
René Lacerte	56	Chief Executive Officer and Chair
Peter Kight	67	Lead Independent Director
Tina Reich	47	Director
Scott Wagner	53	Director and Chair of the Compensation Committee
For information as to the shares of common stock held by our director nominees, see “Security Ownership of Certain Beneficial Owners and Management” above and for a biographical summary of our director nominees, see “Our Board of Directors” above. There are no arrangements or understandings between any of the director nominees or executive officers and any other person pursuant to which our director nominees or executive officers have been selected for their respective positions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
(PROPOSAL NO. 1 ON YOUR PROXY CARD)

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending June 30, 2024, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending June 30, 2024 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the Audit Committee will review its future selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Further, the Audit Committee may select a different independent registered public accounting firm at any time if, in the committee’s sole discretion, the committee determines that such a change would be in the best interests of the Company and our stockholders.
We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions. We do not expect representatives of Ernst & Young LLP (EY), our former independent registered public accounting firm, to be present at the Annual Meeting and, therefore, they will not make a statement or address questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. PricewaterhouseCoopers LLP will periodically rotate, and EY periodically rotated, the individuals responsible for our audit.
In addition to performing the audit of our consolidated financial statements, EY provided various other services during the years ended June 30, 2022 and 2023. Our Audit Committee determined that EY’s provision of these services, which are described below, did not impair EY’s independence from us. During the years ended June 30, 2022 and 2023, fees for services provided by EY were as follows (in thousands):
Fees Billed to BILL Holdings, Inc.	2022	2023
Audit fees(1)	$5,608	$4,561
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	136	172
Total fees	$5,744	$4,733
(1)
“Audit fees” consisted mainly of fees for work performed in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of our unaudited quarterly consolidated financial statements, comfort letters issued in connection with the convertible debt offering and common stock offering in September 2021, consultations in connection with the preparation of the Company’s fiscal 2023 and fiscal 2022 financial statements, and audit of the financial statements of a subsidiary as required by certain state regulations.

(2)	“All other fees” consisted of fees for work performed in connection with assessments of certain of our compliance programs.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.

Changes in Independent Registered Public Accounting Firm
On September 5, 2023, our Audit Committee dismissed EY as our independent registered public accounting firm. The dismissal was not related to any disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
Other than as described below, the reports of EY on our consolidated financial statements as of and for the fiscal years ended June 30, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended June 30, 2023 and 2022 and during the interim period through September 5, 2023 there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in our internal control over financial reporting for the fiscal year ended June 30, 2022, previously reported in Item 9A of Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on May 26, 2023, which related to our insufficient testing, documentation, and evidence retained to conclude on the effectiveness of internal control over financial reporting of certain information systems and applications within the quote-to-cash process as of June 30, 2022, and was subsequently remediated as of June 30, 2023, as reported in our Annual Report on Form 10-K filed with the SEC on August 29, 2023. This reportable event was discussed among the Audit Committee and EY. EY has been authorized by us to respond fully to the inquiries of PricewaterhouseCoopers LLP, concerning this reportable event.
We previously provided EY with a copy of the above disclosures as included in our Form 8-K filed with the SEC on September 7, 2023, and requested EY to furnish us with a letter addressed to the SEC stating whether EY agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated September 7, 2023, is attached as Exhibit 16.1 to that Form 8-K, and is incorporated herein by reference.
On September 5, 2023, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024. During our two most recent fiscal years ended June 30, 2023 and 2022, and during the interim period through September 5, 2023, neither we nor anyone acting on our behalf consulted with PricewaterhouseCoopers LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2024.
(PROPOSAL NO. 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
We urge stockholders to read the section titled “Compensation Discussion and Analysis” beginning on page 34 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 54, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the section titled “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “Say on Pay” vote, and will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE TO
APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN FISCAL 2023
(PROPOSAL NO. 3 ON YOUR PROXY CARD)

OUR ANNUAL MEETING AND GENERAL INFORMATION
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited by the Board on behalf of BILL Holdings, Inc. for use at our 2023 Annual Meeting of Stockholders, to be held virtually at www.virtualshareholdermeeting.com/BILL2023 on Thursday, December 7, 2023 at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about October 26, 2023.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this means of delivery makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.
GENERAL INFORMATION ABOUT THE MEETING
Record Date; Quorum
Only holders of record of our common stock at the close of business on October 12, 2023 (the Record Date), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 107,189,979 shares of common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting by written request via email to our Corporate Secretary at corpsec@hq.bill.com. A list of stockholders entitled to vote at the Annual Meeting will also be available for examination on the Internet through the virtual web conference during the Annual Meeting.
The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a broker, bank, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the four nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending June 30, 2024 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation paid by us to our Named Executive Officers (as defined herein) as disclosed in this Proxy Statement will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
Abstentions; Withholding Authority; Broker Non-Votes
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions and proxies marked “withhold authority” will have no effect on any of the proposals presented at the Annual Meeting.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending June 30, 2024 is considered a routine matter. The proposal for the election of directors and any other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of Our Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
Our Board recommends that you vote “FOR ALL NOMINEES” of the Class I directors named in this Proxy Statement (Proposal No. 1), “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending June 30, 2024 (Proposal No. 2), and “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement (Proposal No. 3). None of our directors or current executive officers has any substantial interest in any matter to be acted upon, other than the nominated directors’ interests in the elections to office under Proposal No. 1, and the Named Executive Officers’ (René Lacerte, Raj Aji, Loren Padelford and John Rettig) interests with respect to Proposal No. 3.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BILL2023, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Pacific Time. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BILL2023, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/BILL2023. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting;

•
vote by telephone or through the Internet—in order to do so, please follow the instructions shown on the Notice of Internet Availability of Proxy Materials or your proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible; or

•
vote by mail—if you request or receive a paper proxy card and voting instructions by mail, complete, sign and date the enclosed proxy card and promptly return it in the prepaid envelope provided. Your signed and dated proxy card must be received by the day prior to the Annual Meeting in order to be voted.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on December 6, 2023. Submitting your proxy whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or through the Internet; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

Participating in the Annual Meeting
To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/BILL2023 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/BILL2023, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will do our best to respond to your question during the live webcast. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on the “Investor Relations” section of our website, which is located at investor.bill.com.
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In either of these situations, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/BILL2023. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at the Next Annual Meeting
Our Bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the attention of the Corporate Secretary at our principal executive offices, the address of which is BILL Holdings, Inc., 6220 America Center Drive, Suite 100, San Jose, California 95002.
To be timely for our 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on August 9, 2024 and not later than 5:00 p.m. Eastern Time on September 8, 2024. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 annual meeting of stockholders must be received by us not later than June 28, 2024 in order to be considered for inclusion in our proxy materials for that meeting. Proposals should be sent to our Corporate Secretary at our principal executive offices, together with proof of ownership of our common stock in accordance with Rule 14a-8 under the Exchange Act. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended June 30, 2023, except that a Form 4 Amendment was filed on July 20, 2022 to report one transaction by John Rettig on May 27, 2020 that was inadvertently omitted from a Form 4 filed on May 28, 2020.
Annual Report
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
BILL Holdings, Inc.
6220 America Center Drive, Suite 100
San Jose, California 95002
Attn: Investor Relations
The annual report is also available on the “Investor Relations” section of our website, which is located at investor.bill.com under “SEC Filings” in the “Financials” section of our website, or by following the instructions in the Notice of Internet Availability of Proxy Materials.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the Internet, and you can submit your votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., or you are in possession of stock certificates): visit www-us.computershare.com/investor and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (800) 736-3001 or visit www-us.computershare.com/investor with questions about electronic delivery.
“Householding” − Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and other proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps in conserving natural resources.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and other proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling 1-866-540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may contact our Investor Relations department at 6220 America Center Drive, Suite 100, San Jose, California 95002, Attn: Investor Relations, telephone number (650) 621-7700.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors

René Lacerte Chief Executive Officer

APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This Proxy Statement includes references to financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), including Non-GAAP Net Income and EBITDA Less Float.
These non-GAAP measures are not prepared in accordance with, and are not alternatives to financial measures prepared in accordance with, GAAP. There are material limitations associated with the use of non-GAAP financial measures as an analytical tool, and non-GAAP financial measures should not be considered in isolation or as substitutes for analysis of financial results as reported under GAAP. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measure. A reconciliation of the non-GAAP measures to their most directly comparable GAAP financial measure has been provided in the financial statement table below, and stockholders are encouraged to review the reconciliation.
Fiscal Year Ended June 30, 2023
(in thousands)
GAAP Net Loss	$(223,725)
Add (less):
Depreciation and amortization of intangible assets(1)	91,463
Stock-based compensation and related payroll taxes	319,896
Acquisition-related expenses	1,506
Amortization of debt discount (accretion of debt premium) and issuance costs	6,964
Gain on extinguishment of debt	—
Income tax benefit associated with Notes and acquisitions	(1,685)
Non-GAAP Net Income (Loss)	$194,419
Add (less):
Other income (expense), net	(77,326)
EBITDA	$117,093
Add (less):
Profit from Interest on Funds Held for Customers(2)	(108,070)
EBITDA Less Float	$9,023
(1)	Excludes amortization of capitalized internal-use software costs.
(2)	Represents interest on funds held for customers less estimated fees paid for management of funds held for customers.
A-1

bill

BILL HOLDINGS, INC.
6220 AMERICA CENTER DRIVE
SAN JOSE, CA 95002

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BILL2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23837-P98382 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BILL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following nominees for Class I directors:

	For All	Withhold All	For All Except
1. To elect the directors listed below:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) René Lacerte
02) Peter Kight
03) Tina Reich
04) Scott Wagner

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2024.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our Named Executive Officers (Say-on-Pay).	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any and all other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V23838-P98382

BILL HOLDINGS, INC.
Annual Meeting of Shareholders
December 7, 2023 9:00 AM PST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) René Lacerte, John Rettig, and Raj Aji, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of BILL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM PST on December 7, 2023, virtually at www.virtualshareholdermeeting.com/BILL2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side